UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

L.B. FOSTER COMPANY

(Name of Registrant as Specified in Its Charter)

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L.B. FOSTER COMPANY 415 Holiday Drive Pittsburgh, Pennsylvania 15220

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 18, 2011

To the Shareholders:

L.B. Foster Company will hold its annual shareholders’ meeting at the Company’s principal executive offices at 415 Holiday Drive, Pittsburgh, Pennsylvania on Wednesday, May 18, 2011, at 11:00 AM, local time, for the purposes of:

1.

Electing a board of seven directors for the ensuing year.

2.

Ratifying the appointment of Ernst & Young LLP as our independent registered public accountants for 2011.

3.

Approving the amendments to the 2006 Omnibus Incentive Plan, to (i) increase the number of shares of common stock authorized for issuance thereunder from 500,000 to 900,000; and (ii) extend the termination date of the Plan from March 31, 2016 to May 17, 2021.

4.

Approving by advisory vote, the Company’s compensation paid to its named executive officers, which vote shall be non-binding.

5.

Recommending by advisory vote whether the shareholders' advisory vote on the Company’s compensation paid to executive officers should occur every one, two or three years, which vote shall be non-binding.

6.

Acting upon any other matters that properly come before the meeting.

Shareholders are cordially invited to attend the meeting.  Only holders of record of common stock at the close of business on March 23, 2011, will be entitled to vote at the meeting or at any adjournment thereof.

We are following U.S. Securities and Exchange Commission rules that allow companies primarily to furnish proxy materials to their shareholders over the Internet.  This process expedites shareholder receipt of proxy materials and lowers the cost of our annual meeting.  On or about April 8, 2011, we mailed to our shareholders a notice containing instructions on how to access our 2011 Proxy Statement and 2010 Annual Report and how to vote.  The notice also included instructions on how to receive a paper copy of the annual meeting materials.

Stan L. Hasselbusch

President and Chief Executive Officer

Pittsburgh, Pennsylvania

April 8, 2011

i

ii

L.B. FOSTER COMPANY

PROXY STATEMENT

GENERAL INFORMATION

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of L.B. Foster Company (the “Company”) to be voted at the May 18, 2011 annual meeting of shareholders and at any adjournment thereof.  This proxy statement the notice and access of voting methods or proxy card and our 2010 Annual Report to Shareholders were made available to shareholders on the internet at www.proxyvote.com or mailed on or about April 8, 2011.

The presence, in person or by proxy, of the record holders of a majority of the Company’s outstanding common stock is necessary to constitute a quorum.  At the close of business on March 23, 2011, the record date for entitlement to vote at the meeting (“Record Date”), there were 10,301,030 shares of common stock outstanding.  A quorum will require the presence, in person or by proxy, of the record holders of at least 5,150,516 shares.  Where a shareholder’s proxy or ballot indicates that no vote (including broker non-votes) is to be cast on a particular matter the shares of such shareholder are nevertheless counted as being present at the meeting for the purposes of a quorum.

Only holders of record of the common stock at the close of business on the Record Date are entitled to notice of and to vote at the meeting or at any adjournment thereof.  Such shareholders will have one vote for each share held on that date.  The common stock does not have cumulative voting rights in the election of directors.

Directors shall be elected by a plurality of the votes cast by the holders of the shares voting in person or represented by proxy at the meeting.  Accordingly, abstentions and broker non-votes will have no effect on the election.

The Audit Committee of the Board of Directors has appointed Ernst & Young LLP (“E&Y”) as the Company's independent registered public accountants for 2011.  The Company will consider the affirmative vote of a majority of the votes cast by its shareholders as a ratification of this appointment.  As a result, abstentions have the same effect as a vote against the ratification, but broker non-votes will have no effect.

The Amended 2006 Omnibus Incentive Plan, as Amended and Restated, ("Amended Omnibus Plan") may be approved by an affirmative vote of a majority of the votes cast by the Company's shareholders.  As a result, abstentions have the same effect as a vote against approval of the Amended Omnibus Plan, but broker non-votes will have no effect.

The Company will consider an affirmative majority vote in favor of the one, two or three year intervals for shareholder advisory votes on compensation for named executive officers as indicating our shareholders' preference for when such votes should be sought.  An abstention shall be considered a vote against all alternatives, while broker non-votes will have no effect.

The advisory vote on the compensation paid to the Company's named executive officers may be approved by an affirmative vote of a majority of the votes cast by the Company's shareholders.  As a result, abstentions have the same effect as a vote against approval of the Amended Omnibus Plan, but broker non-votes will have no effect.

If the form of proxy is properly executed and returned, it will be voted as directed.  If no directions are given, the proxy will be voted FOR the election of the seven nominees named herein as directors and FOR the ratification of the appointment of E&Y as the Company's independent registered public accountants for 2011 and FOR the approval of the Amended Omnibus Plan.  The proxy grants discretionary authority to vote on other matters to Lee B. Foster II, Chairman of the Board, and Stan L. Hasselbusch, President and Chief Executive Officer.

If your shares are held in “street name” (i.e. held for your account by a broker or other nominee), you should receive instructions from the holder of record on voting your shares.  If a shareholder holds shares beneficially in street name and does not provide the shareholder’s broker with voting instructions, such shares may be treated as “broker non-votes”.  Generally, broker non-votes occur when a broker is not permitted to vote on a particular matter without instructions from the beneficial owner and instructions have not been given.  Brokers that have not received voting instructions from their clients cannot vote on their clients’ behalf on “non-routine” proposals, such as the election of directors and executive compensation matters (including the approval of the Amended Omnibus Plan), although they may vote their clients’ shares on “routine” proposals such as the ratification of the independent registered public accounting firm.  In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal.

If voting instructions representing shares in the Company's 401(k) plans are received, but no indication is provided as to how those shares are to be voted, those shares are nonetheless counted as being present at the meeting and will count toward achievement of a quorum.

The cost of soliciting proxies will be borne by the Company.  Officers or employees of the Company may solicit proxies by mail, telephone, email or facsimile.  The Company has retained Eagle Rock Proxy Advisors for the solicitation of proxies and will pay its fee of $5,500 plus reasonable out-of-pocket expenses.

If you are a shareholder of record, you may vote your shares of common stock by telephone or through the Internet.  You may also vote your shares by mail.  Please see the notice for voting methods and access of Internet availability of proxy materials for specific instructions on how to cast your vote.

Votes submitted via the Internet or by telephone must be received by 11:59 PM EDT, on May 17, 2011.  Submitting your vote via the Internet or by telephone will not affect your right to vote in person should you decide to attend the annual meeting.  You may change your vote or revoke your proxy as described above or by submitting a valid, subsequent vote by telephone or through the Internet, by submitting another properly signed proxy which bears a later date, or attending the annual meeting and voting in person.

ELECTION OF DIRECTORS

A board of seven directors is to be elected to serve until the next annual meeting of shareholders and until their successors are elected and qualified. Information concerning the nominees is set forth below with brief descriptions of each nominee's qualifications to serve on the Company's Board of Directors:

Nominee

Lee B. Foster II

Mr. Foster, age 64, has been a director of the Company since 1990 and Chairman since 1998.  He was the Chief Executive Officer of the Company from May 1990 until he resigned from such office in January 2002, while remaining a Company employee until May 2008.  Mr. Foster is a director of Wabtec Corporation, which manufactures components for locomotives, freight cars and passenger transit vehicles and provides aftermarket services.  Mr. Foster is qualified to serve as a director because of his history with the Company and his knowledge of the Company's current businesses.  In addition, Mr. Foster's experience with other companies brings additional insight to a variety of contemporary business issues.

Stan L. Hasselbusch

Mr. Hasselbusch, age 63, has been Chief Executive Officer and a director of the Company since January 2002, and President of the Company since March 2000. Mr. Hasselbusch is uniquely qualified to serve as a director because of his career in the steel industry, his over 35 years as a Company employee, and his leadership as the Company's Chief Executive Officer.

Peter McIlroy II

Mr. McIlroy, age 67, was elected as a director in May 2008.  Mr. McIlroy has been a director and Chief Executive Officer of Robroy Industries, a manufacturer of electrical products, since 1993.  Mr. McIlroy is qualified to serve as a director due to the experience and knowledge he acquired from leading a mid-sized corporation serving industrial markets.  In addition, Mr. McIlroy's skills and experience specifically include evaluating acquisitions and developing corporate strategies, both of which are areas of great importance to the Company.

G. Thomas McKane

Mr. McKane, age 67, was elected as a director in May 2006.  Mr. McKane was Chairman of the Board of A.M. Castle & Co., a metal and plastics service center business, from January 2006 to April 2007 and was Chief Executive Officer of A.M. Castle & Co. from May 2000 until he retired in February 2007.  With his broad industrial background and his specific experience as chief executive officer of a publicly traded company, Mr. McKane is qualified to serve as a director because his experience enables him to analyze virtually all facets of the Company's business.  Mr. McKane has been especially active in overseeing improvements to the Company's strategic planning process and developing sound corporate governance practices.

Diane B. Owen

Ms. Owen, age 54, was elected as a director in May 2002.  She has been Senior Vice President – Corporate Audit of H.J. Heinz Company, an international food company, since May 2010 and Vice President - Corporate Audit of H.J. Heinz Company from April 2000 to May 2010.  Ms. Owen is qualified to serve as a director of the Company due to her over 30 years of business experience, particularly in accounting and finance.  Ms. Owen plays a critical role as Chairman of the Audit Committee and as the Board's financial expert.  In addition, Ms. Owen's extensive international business experience enables her to provide valuable insights as the Company seeks international growth.

William H. Rackoff

Mr. Rackoff, age 61, has been a director of the Company since 1996.  Since 1994, Mr. Rackoff has been President and Chief Executive Officer of ASKO, Inc., a private international company which manufactures custom engineered tooling for the metalworking industry.  Mr. Rackoff is qualified to serve as a director because his years of experience in the steel industry and his engineering background enable him to understand and develop the factors that drive the Company's performance, including strategy, operations and finance.  Mr. Rackoff, as Chairman of the Compensation Committee, has led the creation of the Company's executive incentive programs.

Nominee

Suzanne B. Rowland

Ms. Rowland, age 49, was elected as a director in May 2008.  Ms. Rowland has been Vice President & General Manager of Tyco Fire Protection Products since January 2011 and Vice President Business Excellence of Tyco Flow Control Products from September 2009 to December 2010.  Ms. Rowland was a consultant in 2008 and 2009 contracted to Rohm and Haas Company as an interim executive.  In 2006 and 2007, she was Vice President Strategy & New Business Development for J.M. Huber Corporation.  She was Adhesives Vice President and Global Business Director for Rohm and Haas Company from 2003 to 2006.  Ms. Rowland is qualified to serve as a director because of her 26 years of broad experience in large, global industrial companies.  Having served in senior executive line and staff roles for the last 11 years, Ms. Rowland presents valuable insight into issues important to the Company’s success.

The Board of Directors nominated the foregoing nominees after the Nomination and Governance Committee had recommended their nominations.  The nominees have expressed their willingness to serve as directors, if elected.  However, should any of the nominees be unavailable for election, the proxies (except for proxies that withhold authority to vote for directors) will be voted for such substitute nominee or nominees as may be chosen by the Board of Directors, or the number of directors may be reduced by appropriate action of the Board.

The Board of Directors recommends that you vote “FOR” each of the foregoing nominees.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

E&Y has served as the Company’s independent registered public accountants or as independent auditors since 1990 and has been appointed by the Audit Committee of the Board of Directors as the Company’s independent registered public accountants for the fiscal year ending December 31, 2011.  Although action by the shareholders in this matter is not required, the Board of Directors is seeking shareholder ratification of this appointment in light of the important role played by the independent registered public accountants.  If the shareholders fail to ratify the selection, the Audit Committee will investigate the reasons for shareholder rejection and consider whether or not to retain E&Y.  Even if the appointment is ratified the Audit Committee, in its discretion, may direct the appointment of a different firm at any time during the year if the Committee determines that such a change would be in the best interests of the Company and its shareholders.

The Board of Directors recommends that you vote "FOR" ratification of Ernst & Young LLP's appointment.

STOCK OWNERSHIP

The following table shows the number of shares of common stock beneficially owned on the Record Date by:

•

each person who has reported beneficial ownership of more than 5% of the Company’s common stock;

•

each nominee for director;

•

each Named Executive Officer ("NEO") in the Summary Compensation Table on page 28; and

•

all directors and executive officers as a group.

Information concerning the owners of more than 5% of the Company’s outstanding common stock is based upon their reports furnished to the Company and may not be current.

Stock Ownership	Number of Shares Owned(a)	Percent of Shares(b)

More Than 5% Shareholders:
Keeley Asset Management Corp.(c)	1,481,305	14.4
Royce & Associates, LLC(d)	1,470,795	14.3
BlackRock, Inc.(e)	650,103	6.3

Nominees for Director:
Lee B. Foster II	177,006	1.7
Stan L. Hasselbusch	81,343	*
Peter McIlroy II	7,000	*
G. Thomas McKane	12,500	*
Diane B. Owen	31,046	*
William H. Rackoff	48,746	*
Suzanne B. Rowland	6,000	*

Named Executive Officers (other than Mr. Hasselbusch):
David J. Russo	22,456	*
Senior Vice President, Chief Financial and Accounting Officer and Treasurer
Kevin R. Haugh	9,407	*
Vice President, Concrete Products
Brian H. Kelly	9,395	*
Vice President, Human Resources
John F. Kasel	12,039	*
Senior Vice President, Operations

All Directors and Executive Officers as a Group	475,311	4.6

*     Less than 1% of the Company’s outstanding common stock

(a)   This column shows the number of shares with respect to which the named person or group had direct or indirect sole or shared voting or investment power.  Unless otherwise noted in the footnotes, each director and NEO have sole voting and investment power with respect to their shares.  It also includes shares which the named person or group had the right to acquire within 60 days after the Record Date through the exercise of stock options (10,000 for Ms. Owen, 1,000 for Mr. Russo, 6,250 for Mr. Kasel and 29,500 for the directors and executive officers of the Company as a group).  The column also includes the share equivalents contained in the 401(k) plan maintained by the Company (26,906 for Mr. Lee B. Foster II, 25,043 for Mr. Hasselbusch, 1,147 for Mr. Russo, 158 for Mr. Haugh, 1,470 for Mr. Kasel and 11,814 for the other executive officers as a group).  Mr. Lee B. Foster II also holds an indirect interest in 5,000 shares held in an investment plan maintained by a separate company.

(b)   The percentages in this column are based on the assumption that any shares which the named person has the right to acquire within 60 days after the Record Date have been acquired and are outstanding.

(c)   The address of Keeley Asset Management Corp. and Keeley Small Cap Fund is 401 South LaSalle Street, Suite 1201, Chicago, IL  60605.  Keeley Asset Management Corp. and Keeley Small Cap Value Fund share beneficial ownership of 1,014,000 shares, which shares are included in the 1,481,305, of which Keeley Asset Management Fund has sole investment power.

(d)   The address of Royce & Associates, LLC and Royce Special Equity Fund is 745 Fifth Avenue, New York, NY  10151.  Royce & Associates, LLC and Royce Special Equity Fund share beneficial ownership of 814,111 shares, which shares are included in the 1,470,795, of which Royce & Associates, LLC has sole investment power.

(e)   The address of Blackrock, Inc. is 40 East 52nd Street, New York, NY  10022.

DIRECTOR COMPENSATION

The following table sets forth directors’ compensation for 2010, except for Mr. Hasselbusch whose 2010 compensation is set forth in the Summary Compensation Table on page 28.  During 2010, no stock options were granted and no non-equity incentive compensation was awarded to the directors.  As of December 31, 2010, Ms. Owen held 10,000 stock options.

Name	Fees Earned or Paid in Cash[1]	Stock Award[2]	All Other Compensation[3]	Total[4]

Lee B. Foster II	$99,000	$56,640	$14,369	$170,009
Peter McIlroy II	$54,500	$56,640	---	$111,140
G. Thomas McKane	$54,500	$56,640	---	$111,140
Diane B. Owen	$55,000	$56,640	---	$111,640
Suzanne B. Rowland	$50,500	$56,640	---	$107,140
William H. Rackoff	$53,500	$56,640	---	$110,140

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS' FEES

E&Y aggregate fees (including out-of-pocket expenses) billed for 2010 and 2009 for each of the following categories of services are set forth below:

	2010	2009
Audit fees (includes audits, reviews of the Company’s fiscal-year audit, interim reviews and related expenses)	$581,552	$427,734

Audit-related fees (primarily audits of the Company’s various employee benefit plans)	$ 32,272	$ 20,739

Tax fees (federal and state)	---	$ 15,850
All other fees	---	---

Total fees	$613,824**	$464,323

**Audit fees increased in 2010 primarily due to the acquisition of Portec Rail Products, Inc.

The Audit Committee reviews summaries of E&Y’s services and related fees and concluded that E&Y's provision of audit-related services during 2009 and 2010 was compatible with maintaining E&Y’s independence.  All E&Y services are pre-approved by the Audit Committee.

1  The base annual fee for the respective chairmen of the Audit Committee, the Nomination and Governance Committee and the Compensation Committee is $42,500. The base annual fee for other outside directors is $40,000.  Outside directors also received $1,000 for each Board meeting attended, $500 for each committee meeting attended (of which the director is a member) and $500 for each telephonic Board or committee (of which the director is a member) meeting in which the director participated.  The fees for Lee B. Foster II, Chairman of the Board of Directors, are a base annual fee of $85,000, a $2,000 fee for each Board meeting attended, and $1,000 for each telephonic Board meeting attended, together with medical benefits from his wife.

2  On May 21, 2010 (the date of the Company’s 2010 annual shareholders' meeting) each outside director was awarded 2,000 shares of the Company’s Common stock.  Since the awards were fully vested on the grant date, the aggregate grant date fair value of each stock award to our non-employee directors is reflected in the “Stock Awards” column of the table based on the compensation cost recognized in 2010 for financial statement reporting purposes and computed in accordance with FASB ASC Topic 718 (excluding the effect of estimated forfeitures).  For a discussion of valuation assumptions, see Note 1 of the Company’s 2010 Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.  When a director is elected or re-elected, he or she will receive 3,500 shares or such lesser amount as shall be determined by the Board of Directors.  The Board has determined that the grant to each outside director, including Lee B. Foster II, if re-elected at the May 18, 2011 annual shareholders' meeting will be 2,000 shares.

3  The cost of Mr. Foster's annual medical benefits was $14,369 based on applicable Cobra rates.

4  The Company reimburses outside directors for expenses associated with travel to and attendance at Board of Directors’ meetings.  This reimbursement and other expenses associated with travel to and attendance at Board of Directors meetings are not included in the table.

CORPORATE GOVERNANCE

The Board and Board Meetings

The Board of Directors ("Board") consists of seven directors.  During 2010, the Board held nine meetings, four of which were telephonic.  The Board has determined that all of the directors, except Messrs. Foster and Hasselbusch, qualify as “independent” as defined by applicable NASDAQ rules.  In making this determination, the Board has concluded that none of these directors has a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out a director's responsibilities.  Pursuant to NASDAQ rules, Mr. Foster, Chairman of the Board, does not yet qualify as an "independent" director since he was a Company employee until May 27, 2008.  The Board believes, that Mr. Foster’s economic interests are more closely aligned with those of the Company's shareholders than with those of management.  Although the Board does not necessarily object to combining the roles of Chairman of the Board and Chief Executive Officer (“CEO”), the Board has chosen not to combine those positions because Mr. Foster's depth of experience and his detachment from management make Mr. Foster the best qualified individual to serve as Chairman of the Board.  Since the Chairman of the Board and CEO roles are not combined, there is no need for a "lead outside director" position.

Board's Role in Risk Oversight

The Board is actively involved in overseeing risk management.  Operational and strategic presentations by management to the Board include consideration of the challenges and risks to the Company's business, which are discussed by the Board and management.  The Board also reviews and discusses management reports which specifically address risk topics.  The CEO, assisted by senior management, is the "risk officer" responsible for managing and mitigating the Company's risks.

In addition, each of our Board's Committees considers risks when relevant to areas within its jurisdiction.  For example, the Audit Committee periodically requests that management address critical accounting issues and then considers the impact these issues may have on the Company's financial position and risk profile.  The Audit Committee also assesses the adequacy of internal controls.  The Compensation Committee develops executive compensation programs with a view toward providing incentives that are aligned with key performance results, without encouraging excessive risks.  On an annual basis, the Nomination and Governance Committee oversees risk by reviewing the structure and function of the Board's Committees.

The directors regularly have attended shareholders’ meetings without a formal policy on attendance, and the Company does not believe a formal policy is required.  In 2010, each director then serving on the Board attended the 2010 annual shareholders’ meeting.  All of the directors attended at least 75% of the meetings of the Board and the committees on which they served in 2010.

Diversity

Although not part of any formal policy, our goal is to maintain a diverse Board, with directors possessing complementary skills and experiences who together can address the issues which affect our Company.

Communications with Directors

Shareholders and other parties interested in communicating directly with the Chairman of the Board or with the non-management directors as a group may do so by writing to L.B. Foster Company, 415 Holiday Drive, Pittsburgh, PA  15220, Attn:  Chairman of the Board or Attn:  Outside Directors.  The Secretary of the Company shall review all such correspondence and shall regularly forward to the Board a summary of all such correspondence and copies of all correspondence that, in the opinion of the Secretary, deal with the functions of the Board or committees thereof or that otherwise requires the Board's attention.  Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board and request copies of any such correspondence.  Concerns relating to accounting, internal controls or auditing are directed to the Company’s internal audit department and handled in accordance with procedures established by the Audit Committee for such matters.

Board Committees

The Board has three standing committees:  the Audit Committee, the Compensation Committee and the Nomination and Governance Committee, each of which is comprised of independent directors, as defined by applicable Securities and Exchange Commission (“SEC”) and NASDAQ rules.  Each of the committees has a written charter approved by the Board.

Audit Committee

The Audit Committee is composed of Ms. Owen (Chairman), Mr. McIlroy and Ms. Rowland.  The Board has designated Ms. Owen as the Audit Committee's “financial expert” under applicable rules of the SEC.

The Audit Committee, which held seven meetings (two of which were telephonic) during 2010, is responsible for overseeing, with management, the work and findings of the independent registered public accounting firm, as well as the effectiveness of the Company’s internal auditing department, the adequacy of our internal controls and the accounting principles employed in financial reporting.  The Audit Committee also is responsible for the appointment and compensation of our independent registered public accounting firm.  The Committee’s Charter is posted on the Company’s website, www.lbfoster.com.

The Audit Committee also is responsible for reviewing and, if appropriate, approving transactions with related persons.  Under the Company’s written policy, no employee, officer or director may participate in any transaction (subject to various exceptions including exceptions for stock ownership in a publicly-traded company that may do business with us and participation in a transaction with us solely in the capacity of an employee, director or shareholder of the Company) with the Company without the Audit Committee's approval.  The Company’s written policy on related person transactions may be found in its Legal & Ethical Conduct Policy at the Company’s website, www.lbfoster.com.

Compensation Committee

The Compensation Committee is composed of Messrs. Rackoff (Chairman), McKane and McIlroy.

This Committee, which met on eight occasions (three of which were telephonic meetings) in 2010, is responsible for reviewing and recommending for approval significant employee benefit programs, officer compensation, reviewing certain organizational changes and granting equity awards to employees.

The Compensation Committee makes decisions regarding executive compensation and these decisions are then generally ratified by the Board.  The Committee itself, however, grants equity awards to employees under the Amended Omnibus Plan, (see pages 22-23).  The Committee’s Charter is available at the Company’s website, www.lbfoster.com.  The Committee does not delegate its authority to any third-party.

The Compensation Committee currently uses a "Comparator Group", identified in the Compensation Discussion and Analysis on pages 16-17, and survey data as a tool to establish competitive compensation for the Company’s executive officers.

The Compensation Committee directly retained Pay Governance, LLC to provide consulting services on the Company's executive compensation practices and appropriate levels of and structures for executive compensation.

The Compensation Committee gives significant weight to the CEO’s recommendations regarding other executive officers’ compensation; such other executive officers are not present when their compensation is being determined.  With respect to the CEO’s compensation, the Compensation Committee may solicit the Chairman of the Board’s views, but does not defer to the Chairman’s views.  The CEO is not present when his compensation is being finally determined.

Nomination and Governance Committee

The Nomination and Governance Committee is composed of Messrs. McKane (Chairman) and Rackoff and Ms. Owen.

This Committee, which met on four occasions (one of which was a telephonic meeting) in 2010, is responsible for overseeing corporate governance, proposing director nominees to the full Board, recommending which directors should serve on various Board committees and recommending who should serve as Chairman of the Board and Chairman of each of the Board’s committees.  This Committee also recommends to the full Board appropriate compensation for non-employee directors.

The Nomination and Governance Committee endeavors to maintain a diverse Board consisting of individuals who are financially literate and whose experiences and backgrounds will enable the Board to provide meaningful counsel to and oversight of management.  The Nomination and Governance Committee seeks to recommend, to the full Board, nominees who will create and maintain a Board that satisfies applicable legal and regulatory requirements.  In support of these goals, the Committee oversees the directors' continuing education, which includes seminars focused on strategic and governance issues and discussions with outside advisors.  The Committee, with the Chairman of the Board, oversees an annual evaluation of the Board's performance. The Committee’s Charter is available on the Company’s website, www.lbfoster.com.

In selecting nominees for election to the Board, the Nomination and Governance Committee will consider submissions from shareholders.  The Committee will consider shareholder recommended nominees with the same weight as other nominees.  A shareholder wishing to recommend a nominee may notify the Company’s Secretary or any member of the Nomination and Governance Committee in writing and provide whatever supporting material the shareholder considers appropriate.  Submissions should be sent to the Company’s principal executive offices, 415 Holiday Drive, Pittsburgh, PA  15220, Attn:  Secretary.

The Nomination and Governance Committee determines appropriate levels of compensation for our outside directors by reviewing surveys and data from other publically traded companies and conferring with other directors to obtain information on competitive compensation practices and uses this information as a tool to determine appropriate levels of director compensation.  The Committee then exercises its subjective judgment and makes recommendations to the Board for ratification by the full Board.  The Committee does not delegate its responsibilities to any third-party.

Code of Conduct and Ethics

The Company adopted a policy on the code of conduct and ethics that applies to all the Company’s directors, officers and employees, including its CEO, chief financial officer and chief accounting officer.  We have posted a current copy of the policy, titled “Legal and Ethical Conduct Policy”, on our website, www.lbfoster.com.

Compensation Committee Interlocks and Insider Participation

All members of the Compensation Committee are independent directors, and none of them is a present or past employee or officer of the Company or any of its subsidiaries.  No member of the Compensation Committee has had any relationship with the Company requiring disclosure under Item 404 of the SEC’s Regulation S-K.  The Company’s executive officers have not served on the Board or Compensation Committee (or other committee serving an equivalent function) of any other entity, whose executive officers have served on the Company’s Board or Compensation Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership of such securities with the SEC and NASDAQ.  Officers, directors and beneficial owners of greater than 10% of Company shares are required by applicable regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons that no Forms 5 were required, we believe that all filing requirements applicable to our officers and directors and 10% beneficial owners were met through December 31, 2010.

Ownership Guidelines For Outside Directors

Within five years of first being elected to the Board, the Company's outside directors are expected to own Company common stock valued at least three times their respective annual cash compensation for services as a director.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Compensation Discussion and Analysis is divided into three parts.  The first part, Summary of 2010 Compensation Arrangements, provides a brief summary of the Company’s executive compensation program, 2010 business performance highlights and how this performance led to compensation decisions during the year.  The second part, entitled Overview of Compensation Framework, reviews in greater detail considerations in determining executive pay, as well as the key elements of executive compensation at the Company.  The third part, discusses the Company's Other Compensation Practices for the NEOs.  In 2010, our NEOs were:

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Mr. Stan L. Hasselbusch:  President and CEO

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Mr. David J. Russo:  Senior Vice President (“Sr VP”), Chief Financial and Accounting Officer (“CFO” and “CAO”) & Treasurer

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Mr. Kevin R. Haugh:  Vice President (“VP”), Concrete Products

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Mr. Brian H. Kelly:  VP, Human Resources

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Mr. John F. Kasel:  Sr VP, Operations

Summary of 2010 Compensation Arrangements

We believe that the Company's executive compensation program is balanced, reasonable and helps retain the best talent available.  In designing our plans, we use judgment and discretion and do not use highly leveraged incentives that drive risky short-term behavior.

The Compensation Committee (the “Committee”) has developed a compensation philosophy that serves as the framework of the Company’s executive compensation program for all NEOs.  The Committee's philosophy seeks to attract and retain talented executives, to “pay-for-performance” by rewarding for the achievement of targeted financial and operating results and for the creation of shareholder value.  The emphasis of the Company’s compensation program in 2010 was on incentive arrangements that reward executives for achieving Pre-Tax Income5, Inventory Turnover6 and Return on Invested Capital (“ROIC”7) goals as well as appreciation in the Company stock price.  In 2010, the Company continued to face challenges related to the slow economic recovery.  Despite these economic conditions, the Company achieved the following positive results:

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Revenues of $475.1M grew by 17.6% over 2009

•

Pre-tax income of $32.7M grew by 28.5% over 2009

•

Cash generated from operations of $59.5M grew by 131.1% over 2009

•

Achieved a return on invested capital of 15.5%7

•

Stock price grew from $29.81 per share to $40.94 per share during the year, an increase of 37.3%

•

Finalized the acquisitions of Portec Rail Products, Inc. and Interlocking Deck Systems International, LLC

5   “Pre-Tax Income” means the pre-tax income for the Company or, as applicable, for an Operating Unit for the Fiscal Year, determined in accordance with generally accepted accounting principles, including 100% of the applicable LIFO charge or credit but excluding:  (i) the “Milestone Payments” or other amounts, if any, paid to the former shareholders (and their respective successors and assigns) of the Dakota Minnesota and Eastern Railroad Corporation ("DM&E") arising from or in connection with the 2007 merger of the DM&E; (ii) all gains or losses arising from sales of capital assets when the sale or purchase price for an individual asset exceeds $50,000; (iii) all expenses, costs, profits, losses or gains attributable to (a) the sale; other than sales of inventory in the ordinary course of business, of more than 25% of the assets of an “Operating Unit” or 50% of the assets of a component in the Fiscal Year, or (b) the acquisition or unsuccessfully attempted acquisition, of a business in 2010 for a gross purchase price of more than $1M (exclusive of executive travel and other internal executive acquisition costs); (iv) with respect to Operating Units only, the costs of the plan; and (v) interest, investment gains or losses arising from cash or marketable securities of $105M.  Notwithstanding the foregoing, in the event more than 25% of the assets of an Operating Unit or 50% of the assets of a component are sold, excluding sales of inventory in the ordinary course of business, during the Fiscal Year, such Operating Unit’s or component’s, as applicable, target Pre-Tax Income shall be eliminated from all calculations (if a stipulated amount of a component’s assets are sold, the Operating Unit’s target Pre-Tax Incentive Income and corporate target Pre-Tax Income shall be reduced to the extent of the component’s target Pre-Tax Income), together with the component’s or Operating Unit’s, as applicable, profits, losses or Pre-tax Income for the Fiscal Year.

6   “Inventory Turnover” means the cost of goods sold divided by quarterly average inventory.

7   “ROIC” means, with respect to the Fiscal Year: (A) after tax earnings from continuing operations before interest income and interest expense and amortization charges (tax affected using the effective corporate tax rate) and excluding: (i) all “Milestone Payments” or other amounts, if any, paid to the former shareholders (and their respective successors and assigns) of the DM&E arising from or in connection with the 2007 merger of the DM&E; (ii) all gains or losses arising from sales of capital assets when the gross sale or purchase price for an individual asset exceeds $50,000; and (iii) all expenses, costs, profits, losses, gains, attributable to (a) the sale, excluding sales of inventory in the ordinary course of business, of more than 25% of the assets of an “Operating Unit” or, more than 50% of the assets of a Component, or (b) the acquisition, or unsuccessfully attempted acquisition, of a business in 2010 for a gross purchase price exceeding $1M (exclusive of executive travel and other internal executive acquisition costs), divided by (B) an average of month end total assets less the sum of cash, marketable securities and non-interest bearing current liabilities, determined in accordance with generally accepted accounting principles.  ROIC shown includes Portec Rail Products, Inc. while the ROIC shown on page 20 excludes Portec Rail Products, Inc.

As a result, our NEOs earned cash incentive payouts under the Company’s 2010 Executive Annual Incentive Compensation Plan ("2010 Annual Plan") that exceeded the target level.  Our NEOs also earned shares of Company stock under our performance share program at approximately 85% of target for the 2008-2010 performance period, as a result of our ROIC over the three year period of 14.8% falling below the 16% needed to earn a target award.  In most cases, executives will hold these shares of stock as expected by our Stock Ownership Policy (see page 25).

To emphasize the importance of “pay-for-performance” in our compensation philosophy and culture, the Committee has developed incentive arrangements based on rigorous performance standards.  As more fully described on pages 18-21, the Company's 2010 Annual Plan was based on achievement of pre-tax income, ROIC and inventory turnover goals.  The Committee believes that achieving these performance standards positively influences shareholder value under the Company's  Long-Term Incentive Plan (shareholder approved 2006 Omnibus Incentive Plan).  We grant shares of stock, of which 75% are performance based and are earned upon the attainment of three year ROIC targets.  The remaining 25% of the shares time vest after the fourth year following the grant date, which the Committee believes promotes the retention of our executive team.  Shares earned or vested are subject to the Company’s Stock Ownership Policy which recommends each executive to own shares whose value equals a multiple of the executive’s base salary.

In 2010, the Committee’s independent consultant, Pay Governance LLC, (“Consultant”), prepared an assessment to determine the alignment of the aggregate compensation awarded to our CEO for the prior three years in relation to the performance of the Company relative to the Company’s Comparator Group.  The Consultant determined that while the CEO’s realizable compensation ranked within the third quartile of the Comparator Group's composite performance, defined as the relative ranking of pre-tax income, ROIC and total shareholder return, the Company ranked within the fourth quartile of this group, which is the highest quartile.  The Committee evaluated this information and concluded that the Company’s relative performance was higher than the relative value of compensation paid to the CEO.

Other notable highlights of our executive compensation program include:

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Both the 2010 Annual Plan and the Long-Term Incentive Plan provide the Committee with the discretion to adjust for the recovery of previously paid awards if financial results are restated or adjusted;

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The Company provides officers with change-in-control severance agreements that contain no single triggers or tax gross-ups and are limited to two years of compensation and benefits in the event of a qualifying change-in-control; and

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Both the 2010 Annual Plan and the Long-Term Incentive Plan are designed and administered to preserve the deductibility of NEO compensation under Internal Revenue Code (“IRC”) Section 162(m).

*       *       *       *       *

Determining the Company’s Chief Executive Officer's Compensation

At the beginning of each year, Mr. Hasselbusch develops the objectives that he believes need to be achieved for the Company to be successful, which he then reviews with the Committee for the corollary purpose of establishing how his performance will be assessed for that year. These objectives are derived largely from the Company’s annual financial and strategic planning sessions, during which in-depth reviews of the Company’s growth opportunities are analyzed and goals are established for the upcoming year. Mr. Hasselbusch discusses preliminary considerations as to his own compensation with the Committee. Mr. Hasselbusch does not participate in the final determination of his own compensation.

The Committee normally adjusts the salary of the CEO based upon its assessment of the CEO’s performance, while taking into account the health of the Company and its various markets.  The Committee may also solicit recommendations and insights regarding Mr. Hasselbusch’s performance from Lee B. Foster II, who is the Chairman of the Board.

Due to the poor economic climate in 2009, Mr. Hasselbusch requested that the Committee temporarily reduce his salary by 10% effective January 1, 2009. The Committee, while recognizing Mr. Hasselbusch’s continued excellent performance, granted Mr. Hasselbusch’s request. Effective January 1, 2010, Mr. Hasselbusch’s salary was restored to its prior level of $486,667 and, effective March 1, 2010, the Committee approved a salary adjustment of 3% bringing his salary to $501,267.

Mr. Hasselbusch’s 2010 Annual Plan cash award was calculated as described in the 2010 Annual Plan on pages 18-21.  As a result, Mr. Hasselbusch earned an annual cash incentive payout of $537,496, which represented 166% of his target award opportunity and is included in the Summary Compensation Table on page 28.

Similarly, Mr. Hasselbusch’s long-term incentive equity award was targeted, consistent with prior practices, at $500,000, as determined in accordance with the Company’s Long-Term Incentive Plan, described on pages 22-23.

Determining Compensation for Other Named Executive Officers

Each of the other NEOs is a leader of an individual business or function of the Company.  As part of the executive management team, they report directly to Mr. Hasselbusch, who develops the objectives that each individual is expected to achieve, against which the executive officer's performance is assessed.  These objectives are reviewed with the Committee at the beginning of each year and are derived largely from the Company’s annual financial and strategic planning sessions in which the other NEOs participate and the Board reviews.  Mr. Hasselbusch leads the assessment of each NEO’s individual performance against the objectives, the Company’s overall performance and the performance of the NEO's business or function.  Mr. Hasselbusch makes a compensation recommendation to the Committee for each NEO, with the advice of the Company’s VP, Human Resources.  The NEOs do not participate in the final determination of their own compensation.

Using proxy data from the Comparator Group, compensation surveys and, at times, the input of the Consultant, the Committee determines competitive compensation levels for Messrs. Russo, Haugh, Kelly and Kasel and the remaining executive officers of the Company.  As with Mr. Hasselbusch, the NEOs' compensation consists of three major components:  base compensation, an annual cash incentive and long-term incentive in the form of equity awards.

Messrs. Russo, Haugh and Kelly received merit increases of 3% to their base salaries during 2010.  After the Committee's review of analysis prepared by the Consultant which showed Mr. Kasel's base salary was below market, the Committee approved an increase base compensation of 10% in 2010.

As with Mr. Hasselbusch, the annual cash incentive awards for Messrs. Russo, Haugh, Kelly and Kasel were determined in accordance with the 2010 Annual Plan as described on pages 18-21 and their long-term incentive equity awards were granted under the Long-Term Incentive Plan, as described on pages 22-23.

Overview of Compensation Framework

The Company attempts to attract and retain talented and qualified executives through the use of compensation programs that are balanced and competitive.  The Committee pursues this goal through its recommendations for executive officer compensation, which are then reviewed and ultimately approved by the Board.  The Committee’s compensation philosophy is to align compensation with Company performance by rewarding initiative and positive financial and operating results, while being mindful of the current business climate.  Unless otherwise indicated, all Committee actions or determinations have been approved by the Board.

The Committee aligns executive officer compensation with the Company’s performance to drive short-term achievement and create long-term shareholder value.  Measures have been constructed to drive consistent behavior and balance short and long-term interests.  Annual measures are a mix of factors to avoid over-emphasizing any single measure.  A significant portion of executive officers’ potential compensation is variable and earned under incentive plans that are based on the Company’s performance and the value delivered to the Company’s shareholders.

Pay-for-Performance Evaluation

In order to test the alignment of officer compensation and Company performance, in 2010 the Committee’s Consultant examined the relationship of the CEO’s compensation and Company performance relative to the CEO compensation and Company performance of a Comparator Group of seventeen similarly-sized companies.  Performance was defined as the relative ranking of the following three performance metrics:

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Growth in pre-tax income;

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Return on invested capital; and

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Total shareholder return (stock price appreciation plus dividends).

The Consultant evaluated each performance metric independently relative to the comparator companies for the three year period 2007-2009 (most current available data).  The relative ranking of each performance metric was averaged to form a performance composite ranking.  Similarly, the consultant calculated the CEO’s realizable compensation over the same three year period.  Realizable compensation includes:

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Base salary;

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Actual annual cash incentive paid;

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Time vested restricted stock awards granted during the three year period 2007-2009 and valued at the year end 2009 stock price; and

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Performance shares granted during the three year period 2007-2009 that were earned or expected to be earned and valued at the year end 2009 stock price.

The Company’s relative performance composite ranking and the CEO’s realizable compensation was aligned with the Comparator Group companies as follows:

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Company's performance composite:  fourth or highest quartile

•

CEO realizable compensation:  third quartile

The Committee evaluated this information and concluded that the Company’s relative performance was higher than the relative value of compensation paid to the CEO.

Consideration of Risk Within Compensation Arrangements

In designing incentive plans, the Committee attempts to mitigate risk by avoiding unintended compensation results.  Special attention is devoted to avoiding incentives to engage in excessively risky business behavior.  When making decisions on its recommendations for executive compensation, the Committee takes into account the executive’s entire compensation package.  While the Committee has not established any policy on allocating an executive’s total compensation package between current year and long-term compensation or between cash and equity, the Committee attempts to structure its executives’ compensation into a competitive package that aligns total compensation with corporate performance.  Both the 2010 Annual Plan and the Long-Term Incentive Plan were designed to provide opportunities for increased executive compensation for greater performance.

The Committee considers the performance criteria that should be included under Annual and Long-Term Incentive Plans to mitigate the risk that executives will achieve short-term performance while not focusing on the creation of shareholder value.  To avoid placing too much focus on achieving short-term results, the annual cash incentive award is not a disproportionate share of executive compensation.

The Committee has considered whether other elements of the executive compensation program promote risk taking at levels that are unacceptable to the Company.  The Committee considered the following factors related to risk:

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Compensation philosophy that targets salaries and incentives at the market median;

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The use of a capital-based performance metric, ROIC, which holds executives accountable for the efficient use of Company capital;

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Short-term cash incentive awards that are capped at 200% of target;

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Long-term equity incentives allocated to two separate vehicles with a performance or vesting period of at least three years in length;

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Stock Ownership Policy; and

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Incentive Compensation Recoupment Policy.

The Committee believes that the above factors as well as the overall governance and administration of the executive compensation program serve to manage risk in a manner that is acceptable to the Company and its shareholders.

The Use of Market Compensation Data

The Committee's objective is to pay executives fairly and competitively.  Executive pay is measured against a Comparator Group, as well as other market data (described below), to confirm that compensation is within the range of competitive practices.

Each year, to assist in its compensation decisions, and to determine market rates for overall compensation and each pay component, the Committee reviews market data drawn from the following sources:  (i) surveys from Towers Watson, Mercer, Watson Wyatt; and (ii) the compensation practices of the Comparator Group.

Due to the Company’s product mix and distinct manufacturing and distribution businesses, the Committee does not believe the Company has true “peers” among publicly-traded organizations. Accordingly, the Committee uses certain publicly-traded companies that were, in some respect, comparable to the Company.  These companies were selected based on the following criteria:  (i) revenues ranging from $250M to $1.2B; (ii) industrial companies, many with a distribution segment; and (iii) assets of less than $1.0B and annual asset turnover (revenue/total assets) of greater than 1.0.

In 2009, the Committee approved the following Comparator Group:  A.M. Castle & Co., Circor International, Inc., Empire Resources, Inc., NN, Inc., Olympic Steel, Inc., Koppers Holdings, Inc., Wabtec Corp., Greenbrier Companies, Inc., American Railcar Industries, Inc., Lawson Products, Inc., Haynes International Inc., Skyline Corp., Northwest Pipe Company, Insteel Industries, Houston Wire & Cable Co., RBC Bearings, Inc., DXP Enterprises, Inc., Synalloy Corp. and Portec Rail Products, Inc.

In 2010, the Committee’s Consultant re-examined the Comparator Group and updated the criteria for company selection as follows:

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Revenue ranging from $200M to $800M;

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Assets ranging from $100M to $600M;

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Market capitalization ranging from $100M to $600M;

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Gross margin less than 25% likely indicating distribution business element; and

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Industry sector:  Materials and Industrials.

As such, Wabtec Corp., Koppers Holdings, Inc., Northwest Pipe Company, and Empire Resources were removed from the Comparator Group while Alamo Group, Inc. and Sterling Construction Company, Inc. were added to the Comparator Group.  Due to the Company's recent acquisition of Portec Rail Products, Inc., Portec Rail Products, Inc. also will be removed from the Comparator Group for 2011.

Role of the Compensation Committee in Establishing Objectives

The Company's executive compensation program is intended to create long-term value by retaining and rewarding outstanding leaders and motivating them to perform at the highest level.  Incentives are aligned to reward financial and operating performance.  After considering the pay practices of other organizations (Comparator Group and compensation surveys described above), the Committee exercises its judgment in making decisions on executive compensation components, including the amount and the allocation of compensation.  The Committee annually reviews and, if appropriate, adjusts the compensation components based on market and business conditions.

The Committee believes that a significant portion of an executive’s compensation should be delivered through performance-based incentive compensation components.  The Committee uses annual and tri-annual financial performance metrics and goals as the basis for motivating and rewarding executives and aligning compensation with the performance of the Company.  In addition, the Committee believes that an increase in the Company’s stock price is the best means of rewarding shareholders and executives over the long-term.

If the Company’s performance exceeds our goals and expectations, the incentive plans pay above the targeted level.  If the Company’s performance falls below our goals and expectations, the incentive plans pay below the targeted level, or pay nothing if threshold performance is not met.  Both 2010 Annual Plan and Long-Term Incentive Plans include payout limits to prevent excessive payments if goals prove to be too conservative.

Potential compensation is allocated between each compensation element as follows:

		Fixed(1)	Variable(2)
Executive	Year	Cash Base Salary	Cash Target Annual Incentive	Long-Term Target Equity Compensation
Stan L. Hasselbusch	2010	38%	24%	38%
David J. Russo	2010	52%	23%	25%
Kevin R. Haugh	2010	59%	21%	20%
Brian H. Kelly	2010	58%	20%	22%
John F. Kasel	2010	51%	20%	29%

(1)   Includes base salary earned in 2010 as disclosed in the Summary Compensation Table on page 28.

(2)   Percentages calculated based on salary disclosed in the Summary Compensation Table on page 28, with the annual and long-term incentives being targets; excludes special awards provided to Messrs. Hasselbusch, Russo, Haugh and Kelly.

Compensation Elements

Executive officers’ compensation includes base salary, annual cash incentive awards, and long-term equity awards.

Base Salary

Base salaries are established after considering compensation data from the Comparator Group and other similarly sized organizations as disclosed in the compensation surveys, with reference to the fiftieth percentiles derived from this data.  The NEOs are reviewed annually for merit based increases.  The Company believes that a single review date promotes more accurate assessments of its executives’ relative performances and provides a more direct link to the impact that individual performance has on the Company’s overall performance in a given year.

In early 2010, the Committee restored Mr. Hasselbusch’s salary, after reducing it in 2009, and gave him a merit increase of 3%.  Additionally, Messrs. Russo, Haugh and Kelly received merit increases of 3% to their base salaries during 2010.  Finally, as previously mentioned, Mr. Kasel received a 10% pay increase, reflective of his excellent performance and his salary being below market.

2010 Executive Annual Incentive Compensation Plan

The Committee annually establishes performance criteria under the 2010 Annual Plan which is a cash incentive program designed to provide performance-based compensation that retains the tax deductibility of short-term incentive awards.  The program’s objective is to align the Company's executives’ compensation with the achievement of performance goals that support the Company's business strategy.  The Committee approved the 2010 Performance Measures and Goals under which annual cash incentive awards for 2010 were based:

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Pre-Tax Income

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Inventory Turnover

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ROIC

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Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”8)

8  “EBITDA” (Earnings before interest, taxes, depreciation and amortization) means (a) income from continuing operations excluding certain items detailed below; (b) plus income tax expense; (c) plus interest expense; (d) minus interest income; (e) plus depreciation expense; and (f) plus amortization expense.  Excluded items are: (i) the “Milestone Payments” or other amounts, if any, paid to the former shareholders (and their respective successors and assigns) of the DM&E arising from or in connection with the 2007 merger of the DM&E; (ii) all gains or losses arising from sales and all expenses, costs, profits, losses or gains attributable to (a) the sale; other than sales of inventory in the ordinary course of business, or more than 25% of the assets of an “Operating Unit” or 50% of the assets of a component in the Fiscal Year, or (b) the acquisition, or unsuccessfully attempted acquisition, of a business in 2010 for a gross purchase price of more than $1M (exclusive of executive travel and other internal executive costs); and (iii) with respect to Operating Units only, the costs of the plan.  Notwithstanding the foregoing, in the event more than 25% of the assets of an Operating Unit or 50% of the assets of a Component are sold, excluding sales of inventory in the ordinary course of business, during the Fiscal Year, such Operating Unit’s or Component’s, as applicable, Target and Actual Pre-Tax EBITDA shall be eliminated from all calculations.

For 2010, the Committee replaced free cash flow with inventory turnover, believing that inventory turnover would more specifically measure key goals for 2010.

Additionally, the Committee reduced the award for achieving target pre-tax income, recognizing that it was appropriate to lower the award for achieving reduced financial targets in these difficult economic times.  Finally, the Committee excluded from the calculation of pre-tax income certain expenses and profits related to possible acquisitions because the Committee neither wished to penalize executives for exploring acquisition opportunities nor to include acquisition results in the calculation of results.

A participant’s base salary is multiplied by a target percentage to obtain a target award.  For the 2010 Annual Plan, each NEO was assigned the following target opportunity as a percent of base salary:

Name	Target Percentage
Stan L. Hasselbusch	65%
David J. Russo	45%
Kevin R. Haugh	35%
Brian H. Kelly	35%
John F. Kasel	40%

The table below illustrates the 2010 performance measures and weighting assigned to each measure for each NEO:

	Metric	Stan L. Hasselbusch	David J. Russo, John F. Kasel and Brian H. Kelly	Kevin R. Haugh
Financial Performance Awards	Corporate ROIC	10%	10%
	Pre-Tax Income - Corporate	60%	60%	20%
	Operating Unit Pre-Tax Income			25%
	Inventory Turnover	30%	20%	30%
	Operating Unit EBITDA			25%
Individual Performance Awards	Personal Objectives		10%

Payments relative to achieving the financial performance goals were adjusted upward or downward based on the actual attainment of targeted pre-tax income, inventory turnover, ROIC and EBITDA.  Targeted financial performance goals were expected to be achieved, but with it becoming progressively more difficult to achieve higher levels:

Target ROIC Multiplier

ROIC Achieved	Corporate Multiplier
13% and Over	200%
9.33%	100%
7.5%	20%
Less than 7.5%	0%

In 2010, actual Corporate ROIC of 16.4% was achieved resulting in a Corporate Multiplier of 200% of target for the ROIC metric.

Target Pre-Tax Income Multiplier

% of Target Pre-Tax Income Achieved	Corporate or Operating Unit Multiplier
200% or over	200%
110%	100%
100%	90%
50%	20%
Less than 50%	0%

The Corporate Pre-Tax Income, excluding interest income and acquisition costs, target was $19.5M for 2010.  Actual Corporate Pre-Tax Income, excluding interest income and acquisition costs, of $34.6M was achieved in 2010 resulting in a payout of 169.4% of target.  For the first of Mr. Haugh’s two operating units, the Pre-Tax Income achievement was 202.5% of the target resulting in a payout of 200% of target.

Target Inventory Turnover Multiplier

% of Target Inventory Turnover Achieved	Corporate or Operating Unit Multiplier
130% and over	200%
100%	100%
70%	25%
Less that 70%	0%

The Corporate Inventory Turnover target was 3.5 for 2010.  Actual Corporate Inventory Turnover of 4.05 was achieved in 2010 resulting in a payout of 147.1% of target.  For Mr. Haugh’s operating units, the average Inventory Turnover target was 3.55.  Actual operating unit average Inventory Turnover of 4.32 was achieved in 2010 resulting in a payout of 165.4% of target.

Target EBITDA Multiplier

% of Target EBITDA Achieved	Operating Unit Multiplier
200%	200%
110%	100%
100%	90%
50%	20%
Less than 50%	0%

For the second of Mr. Haugh’s two operating units, the EBITDA target of $5.2M was achieved for 2010.  Actual EBITDA was $9.1M, was 174.5% of target resulting in a payout of 161.8% of target.

Individual performance payments were based on criteria established by the CEO, but with the payments being paid only after the Committee had approved the criteria and the resulting payments. Mr. Russo's criteria included significant acquisition efforts (Portec Rail Products, Inc. and Interlocking Deck Systems International, LLC), trade receivable risk management and improved collection efforts; Mr. Russo achieved 100% of these goals. Mr. Kelly’s criteria included implementation of a new HR/Payroll information technology system, succession planning, acquisition integration, and improving the sales incentive program; Mr. Kelly achieved 94% of these goals. Mr. Kasel’s criteria included the performance of the Company’s manufacturing plants and yards, which was among the highest levels of performance in Company history, and his contributions to the Company’s acquisition of Portec Rail Products, Inc. efforts; Mr. Kasel achieved 90% of these goals. The 2010 Annual Plan structure includes an individual performance measure only for corporate officers. As a business unit leader, Mr. Haugh's incentive calculation did not include an individual performance component.

2011 Executive Annual Incentive Compensation Plan

The Committee approved the 2011 Performance Measures and Goals under which the 2011 Executive Annual Incentive Compensation Plan (“2011 Annual Plan”) payments for 2011 will be based upon the extent to which consolidated and/or individual operating units approach or surpass applicable thresholds.  Due to the Company’s acquisition of Portec Rail Products, Inc., which occurred in December 2010, and associated unforeseen adjustments related to the integration that may occur during the year, the Committee approved the following incentive metrics for 2011:

•

Corporate ROIC

•

Corporate and Operating Unit Adjusted EBITDA (replaces Corporate Pre-Tax Income)

•

Operating Unit Pre-Tax Income

•

Corporate and Operating Unit Working Capital as a Percent of Sales (replaces Inventory Turnover)

Individual performance components will be eliminated from the 2011 Performance Measures and Goals.  As with prior years, the Committee will exclude certain expenses related to possible acquisitions because the Committee neither wishes to penalize executives for exploring acquisition opportunities nor to include acquisition results in the calculation of 2011 results.

The Committee believes that the 2011 Annual Plan and the Long-Term Incentive Plan together create competitive short-term rewards while providing appropriate and consistent long-term incentives.

Long-Term Incentive Plan

The Long-Term Incentive Plan, as amended, currently provides for the issuance of up to 500,000 shares of the Company's common stock, which may include newly-issued or treasury shares, and the grant of a variety of equity awards including, without limitation, stock options, performance awards, and/or restricted awards of shares.  If the proposed Amended Omnibus Plan is approved by the shareholders at the annual meeting, the total number of shares available under the Amended Omnibus Plan will increase to an aggregate of 900,000 shares, among other changes.  For more information regarding the Amendments of our Long-Term Incentive Plan, see pages 36-39.

In 2010, the Committee approved annual grants of equity to each NEO.  This program consists of two components:  time vested restricted stock and performance share units.  The program provides NEOs with an incentive to remain with the Company, provides a means for executives to build ownership in the Company and aligns the value of awards with the Company’s long-term financial performance.

Approximately 25% of the long-term incentive value was distributed through the issuance of time vesting restricted shares, which will vest in 2014 on the date of the fourth anniversary of the grant.  A value of $29.39 per share (the average closing price of the Company’s common stock on trading days between February 12 and February 26, 2010) was used to determine the number of shares to grant each executive.  The time vested restricted stock grant recognizes the cyclicality of the Company's markets, promotes executive retention and builds ownership in the Company.  Restricted stock also aligns NEO compensation and Company performance by making some of the incentive opportunity dependent upon appreciation of shareholder value.

The remaining 75% of a NEO’s potential long-term incentive award was distributed through performance share units, valued in the same manner as the restricted stock.  The performance share units for the performance period from 2010-2012 will be converted into Company common stock based upon the Company’s average ROIC over the three year performance period.  The performance share units were designed to align compensation and Company performance by making the NEOs' long-term incentive compensation over each three year performance period based upon the Company’s ROIC9.  A new three year performance period begins at the start of each year, creating overlapping three year performance periods.

9  “For purposes of the three year performance period 2010-2012, ROIC for each year means:  (a) after tax earnings from continuing operations before interest income and interest expense and amortization charges (tax affected using the effective corporate tax rate) and excluding all “Milestone Payments” or other amounts, if any, paid to the former shareholders (and their respective successors and assigns) of the DM&E arising from or in connection with the 2007 merger of the DM&E, divided by (b) an average of month end total assets less the sum of cash, marketable securities and non-interest bearing current liabilities, determined in accordance with generally accepted accounting principles.

In 2010, the Committee approved a target long-term incentive value to be allocated to the two long-term incentive vehicles (performance share units and restricted shares) for each executive as follows:

Name	Target ($)

Stan L. Hasselbusch	$500,000
David J. Russo	$120,000
Kevin R. Haugh	$70,000
Brian H. Kelly	$70,000
John F. Kasel	$120,000

The target value used in 2010 for the 2010-2012 performance share unit awards are the same as those used in past years and was 16% for Corporate ROIC.  For more information regarding the 2010 performance share unit and restricted share awards granted to the Company's NEOs, see the "Grants of Plan Based Awards in 2010" table on page 29.

The Committee, examined market long-term incentive grant practices during the fall of 2010 and increased the 2011 long-term incentive grant values at target to better align with the desired market positioning.

The NEOs were awarded the following restricted shares and performance share units in 2011 for the 2011-2013 Long-Term Incentive Plan:

Name	Target ($)	Restricted Shares	Performance Share Units
Stan L. Hasselbusch	$500,000	3,106	9,317
David J. Russo	$160,000	994	2,981
Kevin R. Haugh	$100,000	621	1,863
Brian H. Kelly	$100,000	621	1,863
John F. Kasel	$160,000	994	2,981

The number of performance share units to be earned at the end of the performance period and awarded to a participant in common stock shall be determined by multiplying the participant’s performance share units by the Percent of Performance Share Units that corresponds to the Company’s Average ROIC for the three year performance period:

	ROIC
Level of Performance	Average ROIC	Percent of Performance Share Units Earned
Below Threshold	Below 10.5%	0%
Threshold	Equal to 10.5%	50%
Target	Equal to 14.0%	100%
Outstanding	Equal to or Greater than 17.5%	200%

The Committee determined that Average ROIC was a performance measure well aligned with our shareholders’ interests and has decided to continue to use ROIC as the performance metric for the performance period 2011-2013.  For year 2011 of the 2011-2013 performance period, the ROIC targets were slightly reduced.  This reflects the anticipated impact of the Portec Rail Products, Inc. acquisition.  While the Company is very optimistic about the future contributions of the former Portec Rail Products, Inc. organization, ROIC will likely be negatively impacted during early phases of the integration after which synergies are expected to be realized.  The Committee plans to review performance goals and targets annually for each successive three year performance period.

Special Awards Made to Certain Named Executive Officers

In 2010, the Board chose to provide additional time vesting restricted shares to several of the NEOs.  Mr. Hasselbusch had voluntarily taken a pay reduction during the preceding year's difficult economic conditions and demonstrated strong leadership in navigating the Company through this period.  In recognition of his leadership, the Board granted him 2,500 restricted shares at a stock price of $28.07 per share.  All of these shares will vest on March 1, 2012.

Mr. Russo, was also granted 10,000 restricted shares in 2010.  Mr. Russo’s grant was purely for retention purposes.  His contributions to the financial management of the Company have been critical and the Board took action to provide greater incentive for him to remain a member of the Company’s executive team.

Messrs. Haugh and Kelly were each granted 7,500 restricted shares.  In the past, the Company had provided newly hired executives with stock options.  Messrs. Haugh and Kelly were hired shortly after the Company discontinued granting options and they received no options or shares at the time of hire.  Being valued members of the executive team, the Board chose to grant shares to them in 2010 to be consistent with past practice and to promote the retention of these key executives.

The retention awards provided to Messrs. Russo, Haugh and Kelly will time vest in equal increments annually over the four year period following the date of grant.  The grant price of the shares granted to Messrs. Russo and Kelly was $28.07 per share, while the grant price of the shares granted to Mr. Haugh was $31.04 per share.

Other Compensation Practices

Retirement Plans

The Company’s 401(k) and Profit Sharing Plan, a defined contribution retirement plan, qualifying under Section 401(k) of the IRC and covering all salaried employees, includes an automatic enrollment provision, two year vesting, and immediate eligibility and Company match.  In 2010, the Company matched 100% of the first 1% of the employee’s compensation; then matched 50% of the employee’s next 6% of contribution.  For 2010, the Company also made a discretionary contribution of $750,000 to the 401(k) Plan which will be shared by all participants based primarily on their respective compensation and, to a lesser extent, years of service, subject to Code limitations.  The Company’s contributions for 2010 to the 401(k) Plan for the NEOs are included in the Summary Compensation Table (see page 28).

The Company also maintains a Supplemental Executive Retirement Plan under which executive officers may accrue benefits unavailable under the 401(k) Plan because of IRC limitations.  These benefits are also included in the Summary Compensation Table.

The Company maintains these retirement plans for retention purposes and provide a competitive opportunity for the Company's employees to obtain a secure retirement.

Employment and Severance Agreements

The Company does not provide its NEOs with formal employment agreements; however, it does have formal agreements in place that provide severance in the event of a change-in-control of the Company.  The Committee believes that providing severance in a change-in-control situation is beneficial to shareholders so that executives may remain indifferent when evaluating a transaction that may be beneficial to shareholders yet could negatively impact the continued employment of the executive.  The Company has selected its officers as participants in the Key Employee Separation Plan.  The current participants include the NEOs and the Company’s other officers.  In the event a participant’s employment terminates due to a change-in-control of the Company, each participant is to receive the participant’s base salary plus the average of the participant’s annual cash bonuses paid or due and payable over the prior three calendar years multiplied by a “Benefit Factor”.

The participants’ Benefit Factors are as follows:

Benefit Factor
Chief Executive Officer and Sr. Vice Presidents	2
Vice Presidents and Controller	1

Each participant also will be paid all amounts otherwise owed to the participant and $15,000 for outplacement services.  Medical, dental and vision insurance will be maintained for specified durations. A participant will not be entitled to these payments and benefits under the change-in-control severance agreements unless both (i) a change-in-control has occurred; and (ii) the participant’s employment has been terminated (involuntarily or for “good reason”, but not for “cause”).  Certain equity also may become vested upon the occurrence of a change-in-control in accordance with the provisions of the respective equity awards.

Any payment to a participant that would constitute an “excess parachute payment” within the meaning of Section 280G of the IRC will cause the payment to be reduced to an amount, expressed in present value, which maximizes the aggregate present value of the payment, without causing any payment to be subject to the limitation of deduction under Section 280G.  See the table on page 32 for estimates on the benefits the NEOs would have received if a participant was terminated on December 31, 2010, in connection with a change-in-control.

Stock Ownership Policy

In 2010, the Company adopted a Stock Ownership Policy.  Within the later of five years after being elected to the office or 2013, the CEO is expected to own stock valued at least 5 times his salary.  Senior Vice Presidents are expected to own stock valued at least 2.5 times their respective salaries, and Vice Presidents and the Controller are expected to own stock valued at least 1.5 times their respective salaries.  Shares that count toward the equity ownership recommendations include all vested or unvested restricted shares and unearned outstanding performance share units at target.  Unexercised stock options are not included for ownership purposes.  The Committee believes that such ownership recommendations will discourage executives from taking any excessive long-term risks.

In early 2011, the Committee reviewed the Stock Ownership Policy and amended the Policy to incorporate the following changes:

•

Executives must retain 100% of the shares that are earned or that vest (net of tax) at any time while the value of current holdings is below the target requirement;

•

Shares that count toward the requirement include: vested or unvested restricted shares, earned performance unit shares, shares acquired from stock option exercises and shares acquired through employee benefit plans and shares held outright by the executive; and

•

In cases of hardship, the CEO may recommend to the Committee, and the Committee may grant the executive, permission to sell shares even if the Policy requirement has not been met.

Tax Considerations

The Committee has considered the impact of the applicable tax laws with respect to compensation paid under the Company’s plans, arrangements and agreements.  In certain instances, applicable tax laws impose potential penalties on such compensation and/or result in a loss of deduction to the Company for such compensation.

IRC Section 409A.  Participation in, and compensation paid under, the Company’s plans, arrangements and agreements may, in certain instances, result in the deferral of compensation that is subject to the requirements of Section 409A of the IRC.  Generally, to the extent that the Company’s plans, arrangements and agreements fail to meet certain requirements under Section 409A of the IRC, compensation earned there under may be subject to immediate taxation and tax penalties.  It is the intent of the Company that its plans, arrangements and agreements will be structured and administered in a manner that complies with the requirements of Section 409A of the IRC.

IRC Section 162(m).  With certain exceptions, Section 162(m) of the IRC limits the Company’s deduction for compensation in excess of $1M paid to certain covered employees. Compensation paid to covered employees is not subject to the deduction limitation if it is considered “qualified performance-based compensation” within the meaning of Section 162(m) of the IRC.  While the Committee considers the tax impact of any compensation arrangement, the Committee evaluates such impact in light of our overall compensation objectives.  The Committee reserves the right to approve non-deductible compensation if it believes it is in the best interests of the Company’s shareholders.  Additionally, if any provision of a plan or award that is intended to be performance-based, within the meaning of Section 162(m) of the IRC, is later found to not satisfy the conditions of Section 162(m), the Company’s ability to deduct such compensation may be limited.

Right of Recovery

The Company has adopted policies regarding the adjustment or recovery of awards or payments in the event that the Company is required to prepare an accounting restatement due to material non-compliance with any financial reporting requirement or if the performance measures upon which they are based are restated or otherwise adjusted with respect to the Executive Annual Incentive Plan commencing in 2010, as well as all performance share units awarded under the Long-Term Incentive Plan.

Other Corporate Plans

At various times in the past, the Company has adopted certain employee benefit plans in which NEOs have been permitted to participate.  The Company also provides certain executive officers with life, long-term disability and health insurance programs.  The incremental cost to the Company of the NEOs’ benefits provided under these programs is included in the Summary Compensation Table (see page 28).  Benefits under these plans are not directly or indirectly tied to Company performance.

The Company also provides limited perquisites to the NEOs which may include cash car allowances or use of a leased car and membership in athletic or social clubs.  The Company believes that these perquisites tend to promote the Company’s image, to provide outlets for interaction between the Company’s executives and the Company’s vendors/suppliers and other business associates and/or to encourage healthy activities. The Company’s incremental costs for these perquisites are included in the Summary Compensation Table.

COMPENSATION COMMITTEE REPORT

Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that incorporate other Company filings, including this proxy statement, the following Report of the Compensation Committee does not constitute soliciting material and shall not be incorporated by reference into any such filings.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and based on this review and discussion, it has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

William H. Rackoff, Chairman

G. Thomas McKane

Peter McIlroy II

SUMMARY COMPENSATION TABLE

The following table sets forth information regarding compensation of the Company’s NEOs for the years 2008, 2009 and 2010:

Name and Principal Positions	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)	Total ($)
Stan L. Hasselbusch President and CEO	2010	$498,834	---	$502,043	$537,496	$68,230(3)	$1,606,603
	2009	$438,000	---	$277,762	$218,194	$81,739	$1,015,695
	2008	$482,222	---	$455,822	$471,081	$90,066	$1,499,191
David J. Russo Sr VP, CFO, CAO and Treasurer	2010	$254,583	---	$384,345	$192,464	$40,266(4)	$871,658
	2009	$248,333	---	$ 66,666	$ 96,820	$41,005	$452,824
	2008	$245,278	---	$109,522	$164,201	$44,187	$563,188
Kevin R. Haugh VP, Concrete Products	2010	$205,004	---	$293,260	$124,802	$37,226(5)	$660,292
	2009	$200,004	---	$ 38,888	$ 64,963	$37,451	$341,306
	2008	$182,696	$30,000	$ 63,808	$ 99,804	$143,596	$519,904
Brian H. Kelly VP, Human Resources	2010	$183,333	---	$270,985	$107,153	$38,220(6)	$599,691
	2009	$178,750	---	$ 38,888	$ 53,953	$35,645	$307,236
	2008	$176,458	---	$ 63,808	$ 97,500	$37,774	$375,540
John F. Kasel Sr VP, Operations	2010	$206,750	---	$103,645	$137,547	$39,816(7)	$487,758
	2009	$190,500	$35,750	$ 66,666	$ 65,104	$39,182	$397,202
	2008	$188,250	$35,750	$109,522	$113,169	$44,872	$491,563

(1)   For 2010, the amounts represent the 2010-2012 LTIP grants which are a combination of restricted stock and performance share units; the 2010 amounts listed in the table are based on an expected 73% performance attainment for the performance share units as of the grant date determined in accordance with ASC 718 (excluding the effects of estimated forfeitures).  Maximum opportunity for the performance share unit portion is $812,301 for Mr. Hasselbusch and $194,944 for Messrs. Russo and Kasel, and $113,717 for Messrs. Haugh and Kelly.  In addition, for 2010, this column includes interim Restricted Stock grants for Messrs. Hasselbusch ($70,175), Russo ($280,700), Haugh ($232,800) and Kelly ($210,525).  Values are based on number of shares granted multiplied by the value per share on the grant date.

For 2009, the amounts represent the 2009-2011 LTIP grants which are a combination of restricted stock and performance share units; the 2009 amounts are based on an expected 50% performance attainment for the performance share units as of the grant date.  Maximum opportunity for the performance share units' portion is $666,597 for Mr. Hasselbusch and $159,965 for Messrs. Russo and Kasel, and $93,330 for Messrs. Haugh and Kelly.

For 2008, the amounts represent the 2008-2010 LTIP grants, which included both restricted stock and performance share units; these 2008 amounts were based on an expected 100% performance attainment for the performance share units as of the grant date.  Maximum opportunity for the performance share units is $683,712 for Mr. Hasselbusch and $164,363 for Messrs. Russo and Kasel and $95,672 for Messrs. Haugh and Kelly.

(2)   Amounts represent cash awards paid under the Executive Annual Incentive Plan.  For further information please see pages 18-21.

(3)   For Mr. Hasselbusch, the 2010 amount includes a $30,075 Supplemental Executive Retirement Plan contribution (SERP), a $6,538 discretionary 401(k) profit sharing contribution, $9,800 401(k) Company match, $10,200 auto allowance, executive medical reimbursement, Company paid term life insurance premium, Company paid long-term disability premium and club membership.

(4)   For Mr. Russo, the 2010 amount includes a $6,675 Supplemental Executive Retirement Plan contribution (SERP), a $6,168 discretionary 401(k) profit sharing contribution, $9,800 401(k) Company match, $10,200 auto allowance, Company paid term life insurance premium, Company paid long-term disability premium and club membership.

(5)   For Mr. Haugh,  the 2010 amount includes a $6,093 discretionary 401(k) profit sharing contribution, $9,800 401(k) Company match, $10,200 auto allowance, $6,190 club membership, executive medical reimbursement, Company paid term life insurance premium and a Company paid long-term disability premium.

(6)   For Mr. Kelly, the 2010 amount includes a $5,925 discretionary 401(k) profit sharing contribution, $9,436 401(k) Company match, a $10,200 auto allowance, $4,057 executive medical reimbursement, $7,112 club membership, Company paid term life insurance premium and a Company paid long-term disability premium.

(7)   For Mr. Kasel, the 2010 amount includes a $5,189 Supplemental Executive Retirement Plan contribution (SERP), a $6,155 discretionary 401(k) profit sharing contribution, $6,170 401(k) Company match, $10,200 auto allowance, $7,180 club membership, executive medical reimbursement, Company paid term life insurance premium and a Company paid long-term disability premium.

GRANTS OF PLAN-BASED AWARDS IN 2010

The following table provides information on 2010 Non-Equity and Equity Incentive Plan Awards:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock Awards ($)(4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Stan L. Hasselbusch	03/02/10	$69,712	$304,787	$648,484	6,380	12,760	25,520	6,753	$502,030
David J. Russo	03/02/10	$24,058	$106,543	$229,124	1,531	3,062	6,124	11,021	$384,345
Kevin R. Haugh	03/02/10	$15,426	$ 66,728	$143,502	893	1,786	3,572	8,096	$293,335
Brian H. Kelly	03/02/10	$13,475	$ 59,675	$128,334	893	1,786	3,572	8,096	$270,985
John F. Kasel	03/02/10	$17,367	$ 76,911	$165,400	1,531	3,062	6,124	1,021	$103,645

(1)   These grants reflect awards under the Executive Annual Incentive Plan and 2010 Goals established under this Plan which is discussed on pages 18-21.  Amounts actually paid under this Plan to the NEOs for 2010 are included in the Summary Compensation Table under Non-Equity Plan Compensation

(2)   These grants reflect awards of performance share units under the 2006 Omnibus Plan for 2010 as discussed on pages 22-23.

(3)   This column includes restricted stock awards (pages 22-23) and special awards (pages 23-24) granted under the 2006 Omnibus Plan for 2010.

(4)   Reflects grant date fair value of restricted stock awards and performance share units, on March 2, 2010, of $31.83 per share, and 73% of the performance share units estimated to become earned, determined in accordance with FASB ASC 718 (excluding the effect of estimated forfeitures).  If the maximum award of performance share units were paid, the value of the award would increase by $515,789 for Mr. Hasselbusch, $123,790 for Messrs. Russo and. Kasel and $72,210 for Messrs. Haugh and  Kelly.  The total in this column also includes the grant date fair value of special awards made to Messrs. Hasselbusch, Russo, Haugh and Kelly in 2010 as discussed on pages 23-24.  The grant date value of these special awards are as follows:  Mr. Hasselbusch, $70,175; Mr. Russo, $280,700; Mr. Haugh, $232,875; and Mr. Kelly, $210,525.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information regarding outstanding stock options and unvested stock awards awarded to the NEOs as of December 31, 2010:

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Stan L. Hasselbusch	---	---	---	14,986	$613,527	13,182	$539,671
David J. Russo	1,000	$4.10	12/09/12	12,997	$532,097	3,164	$129,534
Kevin R. Haugh	---	---	---	9,249	$378,654	1,845	$75,534
Brian H. Kelly	---	---	---	9,249	$378,654	1,845	$75,534
John F. Kasel	6,250	$14.77	12/04/15	2,997	$122,697	3,164	$129,534

(1)   Includes at threshold amounts (50% of target), the performance share units granted under the 2006 Omnibus Plan.

(2)   Based on the Company's December 31, 2010, closing share price of $40.94 per share and with performance share units at threshold amounts.

2010 NONQUALIFIED DEFERRED COMPENSATION

The following table discloses the contribution earnings and balances under each of the Company’s defined contribution or other plan that provides for the deferred compensation that is not tax qualified:

Name	Registrant Contributions in 2010(1)	Aggregate Earnings in 2010(2)	Aggregate Balance at December 31, 2010(3)
Stan L. Hasselbusch	$30,075	$3,917	$302,946
David J. Russo	$ 6,675	$ 739	$ 57,123
Kevin R. Haugh	$ 1,439	$ 62	$ 4,761
Brian H. Kelly	---	$ 110	$ 8,492
John F. Kasel	$ 5,189	$ 487	$ 37,626

(1)   Amounts represent 2010 Company contribution to Supplemental Executive Retirement Plan (“SERP”).  The amounts are included in the Summary Compensation Table as described on page 28.

(2)   Amounts represent interest earned in 2010.  In accordance with SERP, the Company applied interest to the benefit amount using the calendar year’s rate of return of Fidelity’s Managed Income Portfolio as of December 31, 2010 or a one year annualized Treasury Bill interest rate as of the last Friday of the year, whichever is higher.  For 2010, these amounts were 1.31% and 0.29%.  The interest rate applied to the benefit in 2010 was 1.31%.  These amounts are not included in the Summary Compensation Table.

Eligibility for participation in SERP is limited to individuals who comprise a select group of management or highly compensated employees within the meaning of Section 201(2) of ERISA.  Determining participation in SERP is solely within the discretion of the Compensation Committee of the Board.  A participant shall remain a participant only for so long as he continues in the employ of the Company, or the Compensation Committee, in its sole discretion determines that the participant shall no longer be a participant.

(3)   Amounts represent total SERP balance, as of December 31, 2010.

CHANGE-IN-CONTROL

As discussed on pages 24-25, the Company has established the Key Employee Separation Plan in order to retain and motivate its executives to focus on the Company's successful operation; regardless of any real or perceived threat from a change-in-control.  The following table shows the benefits that the NEOs would have each received if on December 31, 2010, the payment of such benefits had been triggered by a change-in-control:

Name and Title	Lump Sum Cash Payment(1)	Benefits Continuation(2)	Equity(3)	Outplacement Services(4)	Total Potential Benefit from Change-In-Control
Stan L. Hasselbusch, President & CEO	$1,820,381	$29,046	$1,693,415	$15,000	$3,557,842
David J. Russo, Sr VP, CFO, CAO & Treasurer	$813,989	$29,046	$791,288	$15,000	$1,649,323
Kevin R. Haugh, VP, Concrete Products	$302,527	$26,702	$529,818	$15,000	$874,047
Brian H. Kelly, VP, Human Resources	$268,572	$29,046	$529,818	$15,000	$842,436
John F. Kasel, Sr VP, Operations and Manufacturing	$630,547	$29,046	$381,888	$15,000	$1,056,481

(1)   Lump Sum Cash Payment is base salary at end of 2010 plus the average of the past three incentives paid under the 2010 Annual Plan multiplied by the benefit factor.

(2)   Benefits continuation is the cost of Cobra for the Company based on NEO's benefit elections as of December 31, 2010.

(3)   Assumes full accelerated vesting of all unvested restricted stock using the closing price on December 31, 2010 of $40.94 per share; assumes performance shares vesting at target and pro-rated for months elapsed as of December 31, 2010 for the 36 month performance period, using the closing price on December 31, 2010 of $40.94 per share.

(4)   Upon change-in-control, each NEO would receive $15,000 of outplacement services.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER

EQUITY COMPENSATION PLANS

The following table sets forth information as of December 31, 2010 with respect to compensation plans under which equity securities of the Company are authorized for issuance.

	Number of securities		Number of securities remaining
	to be issued upon	Weighted-average	available for future issuance
	exercise of	exercise price of	under equity compensation
	outstanding options,	outstanding options,	plans (excluding securities
Plan Category	warrants and rights(1)	warrants and rights	to be issued upon exercise)

Equity compensation plans approved by shareholders	80,950	$6.95	391,881

Equity compensation plans not approved by shareholders	---	---	---

Total	80,950	$6.95	391,881

The Company awarded shares of its common stock to its outside directors on a biannual basis from June 2000-January 2003 under an arrangement not approved by the Company’s shareholders.  A total of 22,984 shares of common stock were so awarded and this program has been terminated.  At the Company’s 2003 Annual Shareholders’ Meeting, a new plan was approved by the Company’s shareholders under which outside directors received 2,500 shares of the Company’s common stock at each annual shareholder meeting at which such outside director was elected or re-elected, commencing with the Company’s 2003 Annual Shareholders’ Meeting.  Through 2005 there were 30,000 shares issued under this plan.  This plan was discontinued on May 24, 2006 when the Company’s shareholders approved the 2006 Omnibus Incentive Plan.  Under the 2006 Omnibus Incentive Plan, non-employee directors automatically are awarded 3,500 shares, or a lesser amount determined by the directors, of the Company’s common stock at each annual shareholder meeting at which such non-employee director is elected or re-elected; the directors reduced the award to 2,000 shares for the non-employee directors re-elected at the 2011 Annual Shareholders' Meeting.  Through December 31, 2010, there were 68,000 fully vested shares issued under the 2006 Omnibus Incentive Plan to non-employee directors.  Additionally, pursuant to the 2006 Omnibus Incentive Plan, during 2008, the Company issued to its officers approximately 11,000 fully-vested shares in lieu of a cash payment earned under the three year incentive plan.

(1)   Additionally, as of 12/31/2010, 186,338 full value awards (restricted stock and performance share units) remain outstanding.

SAY ON PAY; SAY "WHEN" ON PAY

Advisory Vote On Executive Compensation

The following proposal gives our shareholders the opportunity to vote to approve or not approve, on an advisory basis, the compensation of our executive officers included in this proxy statement.  This vote is not intended to address any specific item of compensation, but rather the overall compensation of our executive officers and our compensation philosophy, policies and practices, as disclosed under the "Executive Compensation" section of this proxy statement.  We are providing this vote as required by Section 14A of the Securities Exchange Act of 1934, as amended.  Accordingly, for the reasons discussed in the “Compensation Discussion & Analysis” section of this proxy statement, we are asking our shareholders to vote “FOR” the adoption of the following resolution:

“RESOLVED, that the compensation paid to the named executive officers of L.B. Foster Company (the "Company"), as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion in the Company’s Proxy Statement for the 2011 Annual Meeting of Shareholders under the heading entitled 'Executive Compensation', is hereby approved."

While we intend to carefully consider the voting results of this proposal, the final vote is advisory in nature and therefore not binding on the Company, our Board or the Compensation Committee.

The Board recommends the approval of this proposal.  It believes the Company’s compensation programs are centered on a pay-for-performance culture and are strongly aligned with the long-term interests of shareholders.  The Company’s goal for its executive compensation program is to reward executives who provide leadership for and contribute to the Company’s financial success.

Advisory Vote On Frequency Of Advisory Vote On Executive Compensation

The following proposal gives our shareholders the opportunity to vote, on an advisory basis, on the frequency with which we include in our proxy statement an advisory vote, similar to the above proposal on executive compensation, to approve or not approve the compensation of our executive officers.  By voting on this proposal, shareholders may indicate whether they prefer that we seek such an advisory vote every one, two, or three years.  Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, we are required to hold at least once every six years an advisory shareholder vote to determine the frequency of the advisory shareholder vote on executive compensation.

After careful consideration of this proposal, our Board determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for the Company and therefore recommends a vote for an annual basis.  In reaching its recommendation, our Board considered that an annual advisory vote allows the most frequent input from our shareholders.

You may cast your vote on your preferred voting frequency by selecting the option of holding an advisory vote on executive compensation “EVERY YEAR”, as recommended by the Board, “EVERY TWO YEARS” or “EVERY THREE YEARS”, or you may “ABSTAIN".  Your vote is not intended to approve or disapprove the recommendation of the Board.  Rather, we will consider the shareholders to have expressed a preference for the option that receives the most votes.  While we intend to carefully consider the voting results of this proposal, the final vote is advisory in nature and therefore not binding on the Company, our Board or the Compensation Committee.  Our Board and Compensation Committee value the opinions of all of our shareholders and will consider the outcome of this vote when making future decisions on the frequency with which we will hold an advisory vote on executive compensation.

AMENDMENT AND RESTATEMENT OF THE 2006 OMNIBUS INCENTIVE PLAN

Approval of the Amendments to the 2006 Omnibus Incentive Plan

The Board recommends voting FOR the approval of the Amended Omnibus Plan.  The Amendments are:

(i)   increase the number of shares of common stock reserved for issuance under the 2006 Omnibus Plan by 400,000 shares, thereby increasing the total amount of shares for issuance from 500,000 to 900,000; and

(ii)  extend the termination date of the Plan from March 31, 2016 to May 17, 2021.

Background

The 2006 Omnibus Incentive Plan (“Plan”) was approved by the Company’s Board, upon the recommendation of its Compensation Committee, on March 3, 2006, subject to shareholder approval.  The Plan provides for the issuance of up to 500,000 shares of the Company’s common stock (which may include newly issued or treasury shares) through the exercise of stock options, the grant of common stock or other awards.  Since the amount of shares remaining under the Plan was 392,000 as of December 31, 2010 and shares of stock authorized for issuance under the Plan are being depleted, the Committee has determined that the authorization should be increased by 400,000 shares.  A copy of the Amended Omnibus Plan is attached to this proxy statement as Exhibit A.  A summary of the Amended Omnibus Plan is as follows:

The purposes of the Amended Omnibus Plan include motivating employees and directors to achieve long-term range performance goals, to provide such employees and directors with competitive compensation and to align the interests of our employees and directors with the interests of our shareholders.

Administration

The Amended Omnibus Plan will be administered by a committee (the “Committee”) consisting of either (a) at least two “non-employee” directors (within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934) or (b) the full Board.  It is anticipated that the Compensation Committee, which currently consists of Messrs. Rackoff, McKane and McIlroy, will administer the Amended Omnibus Plan.  Within the parameters set forth in the Amended Omnibus Plan, the Committee has the authority to determine those key employees or directors who shall receive a discretionary award and the terms and conditions of each such award.  The Committee may also prescribe regulations for the operation of the Amended Omnibus Plan and interpret the Amended Omnibus Plan and option or restricted stock agreements issued under the Amended Omnibus Plan.  In addition to discretionary awards made by the Committee, non-employee directors automatically shall be awarded 3,500 shares of common stock after each annual shareholders meeting, or such lesser amount as shall be determined by the Board.  These automatic awards are described below under “Automatic Stock Awards”.

Description

Stock options (“Options”), restricted stock awards ("RSAs"), restricted stock unit awards ("RSUs") and stock awards (“Stock Awards”), collectively with other types of awards, (the "Awards") may be granted, in the Committee’s discretion, to key personnel and directors, including employee directors.  In addition to the Company’s non-employee directors, the Company has approximately 40 employees out of approximately 866 total employees whose grade level makes them likely candidates to be recipients of Awards.  Awards granted to non-employee directors are hereinafter respectively referred to as “Director Options” or “Director Awards”.  Awards are subject to the following provisions of the Amended Omnibus Plan, and the terms and provisions of such Awards need not be uniform.

Options

Exercise Price

The exercise price of the Options is determined by the Committee, but shall be not less than the fair market value of the Company's common stock on the date of grant, so long as the Company's common stock is traded on NASDAQ, the fair market value will be the last reported sale price of the common stock on the NASDAQ National Market on the date of grant.  The exercise price is payable in cash or other medium acceptable to the Company.

Term

The term of the Options is determined by the Committee, but shall not exceed 10 years from the date of grant.

Except as otherwise provided in the option agreement, Options, other than director’s Options, will terminate 30 days after termination of the participant’s employment with the Company for any reason other than death, disability or retirement, with the consent of the Company.  Non-Employee Director Options are immediately exercisable for a period of 10 years from the date of the award.  Except as otherwise provided in the option agreement, other discretionary Options may be exercised in cumulative annual installments, each for one-fourth of the total optioned shares, commencing one year from the date of grant.

RSAs, RSUs and Other Stock Awards

Automatic Stock Awards

Each non-employee director automatically will be granted a Director Award of 3,500 shares of fully vested common stock, unless reduced by the Committee.  For 2011, the Nomination and Governance Committee at its March 18, 2011 meeting reduced the annual shares for each non-employee director re-elected.  The Committee reduced the award to 2,000 shares of stock for non-employee directors if elected at the May 18, 2011 annual meeting of shareholders.  Messrs. Foster, McIlroy, McKane and Rackoff and Ms. Owen and Ms. Rowland currently are the Company’s non-employee directors.

Other Stock Awards

RSAs, RSUs and other Stock Awards may also be granted to key personnel and directors in the discretion of the Committee.  Such Awards shall become vested and/or saleable pursuant to the terms of the applicable stock award agreement specified by the Committee.  The Company anticipates that such Stock Awards shall be used primarily as the equity component of awards under the Long-Term Incentive Plan (see pages 22-23) or any successor practice.

Amendments and Termination

The Board may at any time amend the Amended Omnibus Plan or amend any outstanding award agreement for the purpose of satisfying any legal requirement or for any other legal permissible purpose; provided that an amendment shall not be deemed permissible if it would result in Rule 16b-3 under the Securities Exchange Act of 1934, as amended, being inapplicable to any award.  The Board may terminate the Amended Omnibus Plan at any time, but no such termination shall adversely affect the rights of any participant under any award previously granted in which the participant has a vested interest.

In the event of a stock dividend, recapitalization or merger in which the Company is the surviving corporation or other similar capital change, the number and shares of stock then outstanding or to be awarded there under, the maximum number of shares of stock or securities which may be issued on the exercise of Options granted under the Amended Omnibus Plan, the exercise price and other relevant provisions shall be appropriately adjusted by the Board.  In the event of a consolidation or a merger in which the Company is not the surviving corporation, or any other merger in which the shareholders of the Company exchange their shares of stock in the Company for stock of another corporation, or in the event of complete liquidation of the Company, or in the case of a tender offer accepted by the Board, all outstanding Options shall thereupon terminate, provided that the Board may, prior to the effective date of any such consolidation or merger, either (i) make all outstanding Options immediately exercisable or (ii) arrange to have the surviving corporation grant to the participants replacement Options on terms which the Board shall determine to be fair and reasonable.

Federal Income Tax Consequences

Non-Qualified Stock Options

The Options are non-qualified stock options.  The Company will not be entitled to a tax deduction with respect to the grant of a non-qualified stock option.  Upon exercise of a non-qualified stock option, the excess of the fair market value of the common stock on the exercise date over the option exercise price will be taxable as compensation income to the employee/optionee and will be subject to applicable withholding taxes.  The Company will generally be entitled to a tax deduction at that time in the amount of that compensation income.  The optionee’s tax basis for the common stock received pursuant to the exercise of a non-qualified stock option will equal the sum of the compensation income recognized and the exercise price.

The recipient, after exercising the option, will realize long-term capital gains of ordinary income upon the sale of the stock, depending upon the length of time the recipient retained ownership.  All dividends commencing after the exercise of the option will be ordinary income to the recipient.

Restricted Stock

A grantee will not recognize any income upon the grant of restricted stock if that stock is subject to a substantial risk of forfeiture on the date of grant, unless the holder elects under Section 83(b) of the IRC, within 30 days of the grant, to recognize ordinary income in an amount equal to the fair market value of the restricted stock at the time of receipt, less any amount paid for the shares.  If the Section 83(b) election is made, the holder will not be allowed a deduction in the event that the shares are subsequently forfeited.  If the election is not made, the holder will generally recognize ordinary income on the date that the restricted stock is no longer subject to a substantial risk of forfeiture, in an amount equal to the fair market value of those shares on that date, less any amount paid for the shares.  At the time the holder recognizes ordinary income, the Company generally will be entitled to a deduction in the same amount.

Generally upon a sale or other disposition of restricted stock with respect to which the holder has recognized ordinary income (i.e., a Section 83(b) election was previously made) or the restrictions were previously removed, the holder will recognize capital gain or loss in an amount equal to the difference between the amount on that sale or other disposition and the holder’s basis in those shares.

NEW PLAN BENEFITS

The Company does not believe that future benefits under the Amended Omnibus Plan are determinable.  The Amended Omnibus Plan is discussed on pages 36-39.  Instead the following table sets forth the Restricted Stock and Performance Share Units which are the same as actually awarded in 2010, if the Amended Omnibus Plan was in effect.

2006 Omnibus Incentive Plan as Amended and Restated

Name and Position	Restricted Shares	Performance Share Units*

Stan L. Hasselbusch, President & CEO	6,753	12,760
David J. Russo, Sr VP, CFO, CAO & Treasurer	11,021	3,062
Kevin R. Haugh, VP, Concrete Products	8,096	1,786
Brian H. Kelly, VP, Human Resources	8,096	1,786
John F. Kasel, Sr VP, Operations and Manufacturing	1,021	3,062

Executive Group	39,685	36,541

Non-Executive Director Group	12,000	---

Non-Executive Officer Employee Group	---	---

The closing price on December 31, 2010 of the Company's common stock on the NASDAQ National market was $40.94.

*Performance Share Units will be converted into 0-2 shares of common stock based on the Company's performance based on average ROIC over a 3 year period.

AUDIT COMMITTEE REPORT

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

The Audit Committee of the Board of Directors is composed of independent directors and oversees the Company's financial reporting process on behalf of the Board.  The Audit Committee is responsible for the appointment, compensation and retention of the Corporation's independent registered public accountants.  In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements of the Company for the year ended December 31, 2010.  The Audit Committee's Charter is available on the Company's website (www.lbfoster.com).  The Audit Committee held seven (two of which were telephonic) meetings during the 2010 fiscal year.

Management is responsible for the Company's internal controls and for the financial reporting process.  With respect to 2010, management advised the Audit Committee that all annual and quarterly financial statements reviewed by the Audit Committee had been prepared in accordance with generally accepted accounting principles.

The Audit Committee met and held discussions with E&Y, who are responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted auditing standards and for issuing a report thereon, regarding the audited financial statements, including a discussion of the quality, not just the acceptability, of the Company's accounting principles and E&Y's judgment regarding these matters.  The Audit Committee has discussed with the independent registered public accountants the matters required to be discussed relating to the conduct of the audit under the auditing standards of the Public Company Accounting Oversight Board ("PCAOB") (AU Section 380).  The Audit Committee has received the written disclosures and the letter from E&Y required by applicable requirements of the PCAOB regarding the independent registered public accountant's communications with the Audit Committee concerning independence, and has discussed with E&Y its independence.  The Audit Committee concluded that E&Y's independence had not been impaired.

The Audit Committee discussed with the Company's internal auditor and independent registered public accountants the overall scope and plans for their respective audits. The Audit Committee meets with the independent registered public accountants, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Audit Committee discussed the results of E&Y's quarterly review procedures with the Company's CEO, CFO and Controller and with E&Y prior to the Company's release of quarterly financial information.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2010, for filing with the SEC.

AUDIT COMMITTEE

Diane B. Owen, Chairman

Peter McIlroy II

Suzanne B. Rowland

ADDITIONAL INFORMATION

Management is not aware, at this time, of any other matters to be presented at the meeting. If, however, any other matters should come before the meeting or any adjournment thereof, the proxies will be voted at the discretion of the proxy holders.

Representatives of Ernst & Young LLP are expected to be in attendance at the meeting to respond to appropriate questions from shareholders and will have an opportunity to make a statement if they so desire.

Shareholders’ proposals intended to be presented at the Company’s 2012 annual meeting must (i) conform to the requirements of Rule 14A-8 of the Exchange Act; and (ii) be received by the Company no later than December 31, 2011, to be considered for inclusion in the Company’s proxy statement and form of proxy for that meeting.  Pursuant to the Company’s By-Laws, a nomination of a person for election as a director or a proposal on any subject that, in either case, is made by a shareholder shall not be considered at any special or annual meeting of shareholders unless written notice of the nomination or proposal, as applicable, has been received by the Company’s Secretary by the later of (i) the date which is 90 days in advance of the meeting date, or (ii) the seventh calendar day following the first public announcement of the date of the meeting.

Pittsburgh, Pennsylvania

April 8, 2011

Exhibit A

L. B. FOSTER COMPANY

2006 OMNIBUS INCENTIVE PLAN
As Amended and Restated on May 18, 2011

ARTICLE I
PURPOSE, EFFECTIVE DATE AND AVAILABLE SHARES

1.1

Purpose.  The purpose of this Plan is to provide equity and financial incentives for Key Personnel and Directors of L. B. Foster Company (the “Company”) and any Subsidiary, thereby promoting the long-term growth and financial success of the Company by (i) attracting and retaining personnel and directors of outstanding ability, (ii) strengthening the Company’s capability to develop, maintain and direct a competent management team, (iii) motivating Officers to achieve long-range performance goals and objectives, (iv) providing incentive compensation opportunities competitive with those of other companies, and (v) providing incentives that align with the interests of the shareholders of the Company.

1.2

Effective Date and Expiration of Plan.  The Board originally adopted the 2006 Omnibus Incentive Plan effective as of March 31, 2006, and the Plan, as amended and restated hereby, shall be effective upon approval by the shareholders of the Company (“Effective Date”).  Until the Effective Date, the Plan, as in effect prior to this amendment and restatement, shall be and remain in effect.  Unless terminated by the Board pursuant to Section 7.3, the Plan shall terminate on May 17, 2021.  No Award shall be made pursuant to the Plan after its termination date, but Awards made prior to the termination date may extend beyond that date.

1.3

Shares Available Under the Plan.  Stock to be issued under the Plan may be authorized but unissued shares of Stock or previously-issued shares of Stock which have been reacquired by the Company and are held in its treasury.  Subject to adjustment under Section 7.6, no more than 900,000 shares of Stock shall be issuable under the Plan.  No Participant may receive (i) Options for more than 150,000 shares of Stock in any one fiscal year of the Company, (ii) Performance Grants (denominated in Stock) for more than 75,000 shares of Stock in any one fiscal year of the Company and (iii) Performance Grants (denominated in cash) for more than $2,000,000 in any one fiscal year of the Company.  The foregoing limitations shall be subject to adjustment as provided in Section 7.6, but only to the extent that any such adjustment will not affect the status of (i) any Award intended to qualify as performance-based compensation under Section 162(m) or (ii) any Award intended to comply with Section 409A or an exception thereto.  Except as provided below, if any Award is terminated or lapses, or any shares of Stock covered by an Award are Forfeited or cancelled, then such shares, to the extent of any such termination, lapse, Forfeiture, or cancellation, shall again be, or shall become, available for issuance under this Plan.  In determining the number of shares of Stock available for issuance under the Plan, shares of Stock (x) delivered in payment of the exercise price of an Option or (y) delivered to or withheld by the Company to pay withholding taxes with respect to any Award shall not become available for issuance under the Plan.

ARTICLE II
DEFINITIONS

As used in this Plan and except as otherwise specifically provided in an Award Agreement, the following terms shall have the meanings set forth below:

2.1

“Award” means, individually or collectively, any Option, Restricted Stock Award, Restricted Stock Unit Award, Stock Award to a non-employee Director under Section 5.5 or Performance Grant under this Plan.

2.2

“Award Agreement” means, as applicable, the Restricted Stock Agreement, the Stock Option Agreement or the Performance Grant Agreement.

2.3

“Board” means the Board of Directors of L. B. Foster Company.

2.4

"Change of Control" or "Change in Control" means the first to occur of any of the following:

(i) the consummation of any merger, consolidation or business combination in which the shareholders of the Company immediately prior to the merger, consolidation or business combination do not own at least a majority of the outstanding equity interests of the surviving parent entity;

(ii) the sale of all or substantially all of the Company's assets in a single transaction or a series of related transactions;

(iii) the acquisition of beneficial ownership or control (including, without limitation, power to vote) of a majority of the outstanding Stock of the Company by any person or entity (including a "group" as defined by or under Section 13(d)(3) of the Exchange Act, but excluding the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, and any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of shares of Stock);

(iv) a contested election of directors, as a result of which or in connection with which the persons who were Directors of the Company before such election or their nominees cease to constitute a majority of the Board.

2.5

“Code” means the Internal Revenue Code of 1986, as amended.

2.6

“Committee” means a committee of the directors of the Company, not to be less than two, appointed by the Board, and, for purposes of grants other than grants to non-employee Directors, each of whom is (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and (ii) an “outside director” (as defined in Treasury Regulation §1.162-27(e)(3)(i) or any successor regulation).  If the Board has not appointed a Committee, “Committee” shall mean the Board.

2.7

“Company” means L. B. Foster Company and its successors and assigns.

2.8

“Director” means a director of the Company.  In some instances, Plan provisions are applied differently with respect to non-employee Directors (within the meaning of Rule 16b-3 under the Exchange Act) and, where the term Director is so qualified to say “non-employee Director,” such Plan provisions shall be limited to such outside, non-employee Directors.

2.9

“Disability” means a disability which results in the Participant being unable to engage in any substantial, gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve months.  The determination of whether a Participant has a Disability shall be made in accordance with Code Section 22(e)(3), including any regulations issued by the Internal Revenue Service thereunder.

2.10

“Effective Date” means the date on which the Plan is effective as provided in Section 1.2.

2.11

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.12

“Fair Market Value” means (i) with respect to the Stock, as of any date (a) if the Stock is listed on any established stock exchange, system or market that reports the closing sale price of the Stock, the closing sale price of the Stock as quoted on such exchange, system or market on such date or, if the Stock is not traded on such date, on the closest preceding date on which the Stock was traded or (b) if the closing sale price is not quoted on such exchange, system or market, the average of the closing bid and ask prices of the Stock on such date or, (c) in the absence of an established market for the Stock, as determined in good faith by the Committee or (ii) with respect to property other than the Stock, the value of such property as determined by the Committee in its sole discretion.

2.13

“Forfeit,” “Forfeiture,” “Forfeited” means the loss by a Participant of any and all rights to an Award granted under the Plan, including the loss of any payment of compensation by the Company under the Plan or any Award granted thereunder.

2.14

“Key Personnel” means Officers and employees, consultants and independent contractors of the Company or any Subsidiary who occupy responsible executive, professional, sales or administrative positions or who otherwise have the capacity to contribute to the success of the Company.  Key Personnel also includes individuals who have accepted an offer of employment with the Company or any Subsidiary.

2.15

“Officer” means an officer of the Company or of a Subsidiary.

2.16

“Option” means an option to purchase common stock of the Company, where such option is not a qualified (or statutory) option under Code Section 422.

2.17

“Option Price” means the price at which the Stock may be purchased under an Option as provided in Section 4.4.

2.18

“Participant” means a person to whom an Award is made under the Plan.

2.19

“Performance Grant” means an Award subject, in part, to the terms, conditions and restrictions described in Article VI, pursuant to which the recipient may become entitled to receive cash, Stock or other securities, or any combination thereof.

2.20

“Performance Grant Agreement” means a written agreement entered into between the Company and a Participant setting forth the terms and conditions of a Performance Grant awarded pursuant to Article VI.

2.21

“Permitted Transferee” means (i) any person defined as an employee in the Instructions to Registration Statement Form S-8 promulgated by the Securities and Exchange Commission, as such Form may be amended from time to time, or any successor form, which persons include, as of the date of adoption of this Plan by the Board, executors, administrators or beneficiaries of the estates of deceased Participants, guardians or members of a committee for incompetent former Participants, or similar persons duly authorized by law to administer the estate or assets of former Participants, and (ii) Participants’ family members who acquire Awards from the Participant other than for value, including through a gift or a domestic relations order. For purposes of this definition, “family member” includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests. For purposes of this definition, unless otherwise determined by the rules and regulations of the Securities and Exchange Commission, neither (i) a transfer under a domestic relations order in settlement of marital property rights nor (ii) a transfer to an entity in which more than fifty percent of the voting or beneficial interests are owned by family members (or the Participant) in exchange for an interest in that entity is considered a transfer for “value”.

2.22

“Personal Representative” means the person or persons who, upon the death, Disability or incompetency of a Participant, shall have acquired, by will or by the laws of descent and distribution or by other legal proceedings, the right to exercise an Option or to take other action on behalf of the Participant with respect to any Award theretofore granted to such Participant.

2.23

“Plan” means this 2006 Omnibus Incentive Plan, as amended and restated hereby.

2.24

“Restricted Stock Agreement” means a written agreement entered into between the Company and a Participant setting forth the terms and conditions of a Restricted Stock Award or Restricted Stock Unit Award made pursuant to Article V.

2.25

“Restricted Stock Award” means a grant of Stock to a Participant pursuant to Article V.

2.26

“Restricted Stock Unit Award” means an Award of the right to receive either (as the Committee determines) Stock or cash or other property, including an Award, equal to the Fair Market Value of a share of Stock issued subject, in part, to the terms, conditions and restrictions described in Article V hereof and as set forth in any Restricted Stock Agreement.

2.27

“Retirement” or “Retire” means retirement of an employee or other service provider as determined and authorized by the Committee.

2.28

“Section 162(m)” shall mean Section 162(m) of the Code, the regulations and other binding guidance promulgated thereunder.

2.29

“Section 409A” shall mean Section 409A of the Code, the regulations and other binding guidance promulgated thereunder.

2.30

“Separation from Service” and “Separate from Service” shall mean the Participant's death, retirement or other termination of employment with the Company (including all persons treated as a single employer under Section 414(b) and 414(c) of the Code) that constitutes a "separation from service" (within the meaning of Section 409A).  For purposes hereof, the determination of controlled group members shall be made pursuant to the provisions of Section 414(b) and 414(c) of the Code; provided that the language “at least 50 percent” shall be used instead of “at least 80 percent” in each place it appears in Section 1563(a)(1),(2) and (3) of the Code and Treas. Reg. § 1.414(c)-2; provided, further, where legitimate business reasons exist (within the meaning of Treas. Reg. § 1.409A-1(h)(3)), the language “at least 20 percent” shall be used instead of “at least 80 percent” in each place it appears.

2.31

“Specified Employee” means a key employee (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof) of the Company as determined in accordance with Section 409A and the procedures established by the Company.

2.32

“Stock” means the common stock, par value $.01, of the Company, or any other security into which the Stock shall have been converted in accordance with Section 7.6 of this Plan.

2.33

“Stock Option Agreement” means a written agreement entered into between the Company and a Participant setting forth the terms and conditions of an Option awarded pursuant to Article IV.

2.34

“Subsidiary” means a corporation or other business entity, domestic or foreign, the majority of the voting stock or other voting interests in which is owned directly or indirectly by the Company, including a Subsidiary which becomes such after adoption of the Plan.

2.35

“Termination for Cause” or “Terminated for Cause” means (i) termination due to (a) willful or gross neglect of duties or (b) willful misconduct in the performance of such duties, so as to cause material harm to the Company or any Subsidiary, (ii) termination due to the Participant committing fraud, misappropriation or embezzlement in the performance of such Participant’s duties or (iii) termination due to the Participant committing any felony of which such Participant is convicted and which, as determined in good faith by the Committee, constitutes a crime involving moral turpitude and results in material harm to the Company or a Subsidiary.  The Committee shall make all determinations of whether the Participant was Terminated for Cause and any such determination shall be final and conclusive.

ARTICLE III
ADMINISTRATION

3.1

Committee to Administer.

(a)

The Plan shall be administered by the Committee.  The Committee shall have full and exclusive authority and discretion to interpret, construe and administer the Plan, to establish and amend rules and regulations for its administration, and make all other determinations necessary or advisable for the administration of the Plan.  The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it shall deem desirable.  The Committee’s decisions shall be final, conclusive and binding with respect to the  Plan and any Award made under the Plan.

(b)

A majority of the members of the Committee shall constitute a quorum for the conduct of business at any meeting.  The Committee shall act by majority vote of the members present at a duly convened meeting, including a telephonic meeting in accordance with the Pennsylvania Business Corporation Law (“BCL”).  Action may be taken without a meeting if written consent thereto is given in accordance with the BCL.

(c)

Notwithstanding any provision herein to the contrary, to the extent the Board is performing any Plan-related functions, including the determination of whether a Participant has been Terminated for Cause, the Board shall have the same discretionary power and authority to administer the Plan as the Committee does under this Article III.

(d)

No member of the Board or Committee and no Officer shall be liable for anything done or omitted to be done by such member or Officer, by any other member of the Board or Committee or by any other Officer in connection with the performance of duties under this Plan, except for such member’s or Officer’s own willful misconduct or as expressly provided by statute.

3.2

Powers of Committee.

(a)

Subject to the provisions of the Plan, the Committee shall have authority, in its discretion, to determine those Key Personnel and Directors who shall receive Awards, the time or times when each such Award shall be made, the type of Award to be made, the number of shares to be subject to each Award and/or any other terms and conditions of the Award.

(b)

The Committee shall determine the terms, restrictions and provisions of the agreement relating to each Award.  The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan, or in any agreement relating to an Award, in such manner and to the extent the Committee shall determine in order to carry out the purposes and intent of the Plan.

(c)

Notwithstanding any provision herein to the contrary, to the extent the Board is performing any Plan-related functions, the Board shall have the same discretionary power and authority to administer the Plan as the Committee does under this Article III.

3.3

Awards.  Awards under the Plan shall consist of Options, Restricted Stock Awards, Restricted Stock Unit Awards and Performance Grants.  All Awards shall be subject to the terms and conditions of the Plan and to such other terms and conditions consistent with the Plan as the Committee deems appropriate.

3.4

Eligibility for Awards.  Awards may be made to Key Personnel and Directors.  In selecting Participants and in determining the form and amount of the Award, the Committee may give consideration to such Participant’s functions and responsibilities, his or her present and potential contributions to the success of the Company, the value of his or her services to the Company, and other factors deemed relevant by the Committee.

ARTICLE IV
STOCK OPTIONS

4.1

Award of Stock Options.  Subject to the provisions of the Plan, the Committee may grant Options to Key Personnel and Directors.

4.2

Period of Option.

(a)

Except as otherwise provided in a Stock Option Agreement or the Plan, an Option granted to Key Personnel shall be exercisable only after twelve (12) months have elapsed from the date of grant, and after such twelve-month waiting period, the Option may be exercised in cumulative installments in the following manner:

(i)

The Participant may purchase up to one-fourth (1/4) of the total optioned shares at any time after one year from the date of grant and prior to the termination of the Option.

(ii)

The Participant may purchase an additional one-fourth (1/4) of the total optioned shares at any time after two years from the date of grant and prior to the termination of the Option.

(iii)

The Participant may purchase an additional one-fourth (1/4) of the total optioned shares at any time after three years from the date of grant and prior to the termination of the Option.

(iv)

The Participant may purchase an additional one-fourth (1/4) of the total optioned shares at any time after four years from the date of grant and prior to the termination of the Option.

(b)

Notwithstanding the foregoing, the Committee may establish, in the applicable Stock Option Agreement, any other period during which Options may be exercised, provided that the duration of an Option shall not be more than ten (10) years from the date of grant.

(c)

An Option granted to a non-employee Director, who is a Director at the time of such grant, shall be immediately exercisable, except as may be otherwise provided in the Option Agreement.

4.3

Stock Option Agreement.  Each Option shall be evidenced by a Stock Option Agreement in such form and containing such terms and conditions as the Committee from time to time shall approve, except that the terms and conditions in the Stock Option Agreement shall be consistent with those set forth herein.

4.4

Option Price and Exercise.

(a)

The Option Price of Stock under each Option shall be determined by the Committee, except that, in no event, may the Option Price be less than the Fair Market Value of the Stock on the date on which the Option is granted.  Except as provided in Section 7.6, the terms of outstanding Options may not be amended to reduce the Option Price nor may outstanding Options be cancelled in exchange for cash, other Awards or newly-granted Options with an Option Price that is less than the Option Price of the original Options, in each case without shareholder approval.

(b)

Options may be exercised from time to time by giving written notice of exercise to the Company specifying the number of shares to be purchased.  The notice of exercise shall be accompanied by (i) payment in full of the Option Price in cash, certified check, or other medium accepted by the Company, in its sole discretion, or (ii) a copy of irrevocable instructions to a broker to promptly deliver to the Company the amount of sale proceeds sufficient to cover the Option Price.  An Option shall be deemed exercised on the date the Company receives the notice of exercise and all the requirements of this Section 4.4(b) have been fulfilled.

4.5

Termination of Service.

(a)

Except as otherwise provided in this Plan or in the applicable Stock Option Agreement, if the employment or other service of a Participant, other than as a non-employee Director, terminates for any reason other than death, Disability or Retirement, all Options held by the Participant shall expire and may not thereafter be exercised.  For purposes of this section, the employment or other service in respect to Options held by such a Participant shall be treated as continuing intact while the Participant is on authorized military leave, FMLA, approved sick leave or other approved, bona fide leave of absence (such as temporary employment with the government) if the period of such leave does not exceed 90 days or, if longer, so long as the Participant’s right to reestablish such Participant’s service with the Company is guaranteed either by statute or by contract.  Where the period of leave exceeds 90 days and where such Participant’s right to reestablish such Participant’s service is not guaranteed by statute or by contract, such Participant’s service, in the Committee’s sole discretion, shall be deemed to have terminated on the ninety-first day of such leave.

Notwithstanding anything herein to the contrary, and unless the Stock Option Agreement provides otherwise, if the employment or other service of a Participant, other than as a non-employee Director, terminates, other than due to a Termination for Cause, the Participant may exercise all unexercised and vested Options within 30 days of such termination.  Any Options in which such Participant is not vested at the time of such Participant’s termination shall be Forfeited.  Except as so exercised, such Option shall expire at the end of such period.  In no event, however, may any Option be exercised after the expiration of ten (10) years from the date of grant of such Option.

(b)

Except as otherwise provided in the Stock Option Agreement, a non-employee Director whose service is terminated shall be entitled to exercise such non-employee Director’s Options, to the extent vested as of the date of such termination, until the expiration of the full term of the Option, unless the non-employee Director has been Terminated for Cause.  In the event that a non-employee Director is Terminated for Cause, all Options held by such Director shall terminate immediately and may not thereafter be exercised.

4.6

Death.  Except as otherwise provided in the Plan or a Stock Option Agreement, during the twelve (12) month period following the Participant’s death, any or all of the unexercised and vested Options that the Participant was entitled to exercise immediately prior to such Participant’s death may be exercised by such Participant’s Personal Representative.  Any Options in which such Participant is not vested at the time of such Participant’s death shall be Forfeited.  In no event, however, may any such Option be exercised after the expiration of ten (10) years from the date of grant of such Option.

4.7

Retirement or Disability.  Except as otherwise provided in the Plan or a Stock Option Agreement, if a Participant Retires, or suffers a Disability, at a time when such Participant is entitled to exercise an Option, then at any time or times within three years after such Participant’s termination of service because of such Retirement or Disability the Participant may exercise such Option as to all or any of the shares which such Participant was entitled to purchase under the Option immediately prior to such termination.  Except as so exercised, such Option shall expire at the end of such period.  In no event, however, may any Option be exercised after the expiration of 10 years from the date of grant of such Option.

4.8

Committee Discretion.  For avoidance of doubt and not in limitation of the discretionary authority of the Committee under this Plan, the Committee shall have authority to determine whether or not a Participant (including a non-employee Director) has Retired, resigned or suffered a Disability, or has been Terminated for Cause, or is on an authorized leave of absence, and its determination shall be binding on all concerned.  In the sole discretion of the Committee, a transfer of service to an affiliate of the Company other than a Subsidiary (the latter type of transfer not constituting a termination of service for purposes of the Plan) may be deemed to be a Retirement so as to entitle the Participant to exercise the Option within 90 days after such transfer.

4.9

Shareholder Rights and Privileges.  A Participant shall have no rights as a shareholder with respect to any Stock covered by an Option until the issuance of a stock certificate to the Participant representing such Stock.

ARTICLE V
RESTRICTED STOCK AWARDS
AND
RESTRICTED STOCK UNIT AWARDS

5.1

Grant of Restricted Stock Awards or Restricted Stock Unit Awards.  Subject to the provisions of the Plan, the Committee may elect to grant a Restricted Stock Award or Restricted Stock Unit Award to any Key Personnel and/or Director, including but not limited to grants derived from participation in another plan, program or arrangement established or maintained by the Company or any Subsidiary.  Notwithstanding anything in this Plan to the contrary, the Committee, in its discretion, may determine that a Restricted Stock Award or Restricted Stock Unit Award may be subject to such terms, conditions and restrictions (including but not limited to restrictions on the sale of Stock), as set forth in the Award Agreement, and shall determine whether a Restricted Stock Unit Award is to be settled at vesting by the issuance of Stock or an Award or the payment of cash or other consideration.

5.2

Vesting Requirements.  The restrictions imposed on a Restricted Stock Award shall lapse, and a Restricted Stock Unit Award shall vest, in accordance with the vesting requirements specified by the Committee in the Restricted Stock Agreement, provided that the Committee may accelerate the vesting of a Restricted Stock Award or Restricted Stock Unit Award at any time, and provided further that Restricted Stock Awards to non-employee Directors may be immediately vested and not subject to Forfeiture.  Such vesting requirements may be based on the continued service of the Participant with the Company or its affiliates (including any Subsidiary) for a specified time period (or periods), on the attainment of specified performance goals established by the Committee in its discretion, or such other terms and conditions established by the Committee.  If the vesting requirements of a Restricted Stock Award or Restricted Stock Unit Award are not satisfied, the Award shall be Forfeited and the Stock subject to the Award shall be returned to the Company and eligible for reissuance under the Plan.

5.3

Restrictions.  A Restricted Stock Award may not be transferred, assigned or subject to any encumbrance, pledge or charge until all applicable restrictions are removed or have expired, unless otherwise permitted by the Committee.  Failure to satisfy any applicable restrictions shall result in the Award being Forfeited and the Stock subject to the Award shall be returned to the Company and eligible for reissuance under the Plan.  The Committee may require in a Restricted Stock Agreement that certificates representing the Restricted Stock Award bear a legend making appropriate reference to the restrictions imposed, and that certificates representing the Stock subject to such Restricted Stock Award will remain in the physical custody of the Company or an escrow holder (including the transfer agent for the Stock) until all restrictions are removed or have expired.

5.4

Rights as a Shareholder.  Subject to the foregoing provisions of this Article V and the applicable Restricted Stock Agreement, the Participant of a Restricted Stock Award shall have all rights of a shareholder with respect to the Stock granted to the Participant under a Restricted Stock Award, including the right to vote the Stock and receive all dividends and other distributions paid or made with respect thereto.  The Committee may provide in a Restricted Stock Agreement for a Restricted Stock Unit Award for the payment of dividends and distributions to the Participant at such times as paid to shareholders generally or at the times of vesting or other payment of the Restricted Stock Award to the extent not inconsistent with Section 409A and Section 7.7.

5.5

Stock Awards to Outside Directors.  In addition to discretionary Restricted Stock Awards or Restricted Stock Unit Awards under Section 5.1, and subject to adjustment in accordance with Section 7.6, each non-employee Director elected at an annual meeting of the Company’s shareholders shall be awarded, as of each date such non-employee Director is elected (or re-elected), the lesser of:  (i) 3,500 shares of immediately-vested Stock or (ii) such number of shares of Stock (including zero) as is determined by the Committee.

5.6

Section 83(b) Election.  If a Participant makes an election pursuant to Code Section 83(b) with respect to a Restricted Stock Award, the Participant shall file, within 30 days following the date of grant, a copy of such election with the Company and with the Internal Revenue Service in accordance with the regulations under Code Section 83.  The Committee may provide in a Restricted Stock Agreement that the Restricted Stock Award is conditioned upon the Participant’s making or refraining from making an election with respect to the Award under Code Section 83(b).

ARTICLE VI
PERFORMANCE GRANTS

6.1

Participation.  Subject to the provisions of the Plan, the Committee may make Performance grants to Key Personnel and Directors in accordance with the provisions of  this Article VI.

6.2

Grant.  The Committee shall have sole and complete authority to determine the Key Personnel and Directors who shall receive a Performance Grant, which shall consist of a right that is (i) denominated in cash, Stock or any other form of Award issuable under the Plan (or any combination thereof), (ii) valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods as the Committee shall establish and (iii) payable at such time and in such form as the Committee shall determine.  Unless otherwise determined by the Committee, any such Performance Grant shall be evidenced by a Performance Grant Agreement containing the terms of the Award, including, but not limited to, the performance criteria and such terms and conditions as may be determined, from time to time, by the Committee, in each case not inconsistent with this Plan.

6.3

Terms and Conditions.  For Awards intended to be performance-based compensation under Section 162(m) of the Code, Performance Grants shall be conditioned upon the achievement of pre-established goals relating to one or more of the following performance measures, as determined in writing by the Committee and subject to such modifications as specified by the Committee: cash flow; cash flow from operations; earnings (including earnings before interest, taxes, depreciation and amortization or some variation thereof); earnings per share, diluted or basic; earnings per share from continuing operations; net asset turnover; inventory turnover; capital expenditures; debt; debt reduction; working capital; return on investment; return on sales; net or gross sales; market share; economic value added; cost of capital; change in assets; expense reduction levels; productivity; delivery performance; stock price; return on equity; total or relative increases to shareholder return; return on invested capital; return on assets or net assets; revenue; income or net income; operating income or net operating income; operating profit or net operating profit; gross margin, operating margin or profit margin; and completion of acquisitions, business expansion, product diversification and other non-financial operating and management performance objectives.  To the extent consistent with Section 162(m), the Committee may determine, at the time the performance goals are established, that certain adjustments shall apply, in whole or in part, in such manner as determined by the Committee, to exclude the effect of any of the following events that occur during a performance period: the impairment of tangible or intangible assets; litigation or claim judgments or settlements; the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; business combinations, reorganizations and/or restructuring programs, including, but not limited to, reductions in force and early retirement incentives; currency fluctuations; and any extraordinary, unusual, infrequent or non-recurring items, including, but not limited to, such items described in management’s discussion and analysis of financial condition and results of operations or the financial statements and/or notes thereto appearing in the Company’s annual report to shareholders for the applicable fiscal year.  Performance measures may be determined either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary entity thereof, either individually, alternatively or in any combination, and measured cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous fiscal years’ results or to a designated comparison group, in each case as specified by the Committee.

6.4

Preestablished Performance Goals.  For Awards intended to be performance-based compensation under Section 162(m), performance goals relating to the performance measures set forth above shall be preestablished in writing by the Committee, and achievement thereof certified in writing prior to payment of the Award, as required by Section 162(m) and Treasury Regulations promulgated thereunder. All such performance goals shall be established in writing no later than ninety (90) days after the beginning of the applicable performance period, or within such other timeframe as required by Section 162(m) and Treasury Regulations promulgated thereunder. In addition to establishing minimum performance goals below which no compensation shall be payable pursuant to a Performance Grant, the Committee, in its sole discretion, may create a performance schedule under which an amount less than or more than the target award may be paid so long as the performance goals have been achieved.

6.5

Additional Restrictions/Negative Discretion.  The Committee, in its sole discretion, may also establish such additional restrictions or conditions that must be satisfied as a condition precedent to the payment of all or a portion of any Performance Grants. Such additional restrictions or conditions need not be performance-based and may include, among other things, the receipt by a Participant of a specified annual performance rating, the continued employment by the Participant and/or the achievement of specified performance goals by the Company, business unit or Participant.  Furthermore, and notwithstanding any provision of this Plan to the contrary, the Committee, in its sole discretion, may retain the discretion to reduce the amount of any Performance Grant payable in cash to a Participant if it concludes that such reduction is necessary or appropriate based upon: (i) an evaluation of such Participant’s performance; (ii) comparisons with compensation received by other similarly-situated individuals working within the Company’s industry; (iii) the Company’s financial results and conditions; or (iv) such other factors or conditions that the Committee deems relevant; provided, however, that the Committee shall not use its discretionary authority to increase any Award that is intended to be performance-based compensation under Section 162(m).

6.6

Payment of Performance Awards.  Performance Grants may be paid in a lump sum or in installments following the close of each performance period as provided the Committee in the Performance Grant Agreement.

6.7

Rights with Respect to Stock and Other Securities.  Unless otherwise determined by the Committee in its discretion in a Performance Grant Agreement, a Participant to whom an Award is made under this Article (and any Person succeeding to such a Participant’s rights pursuant to this Article) shall have no rights as a shareholder with respect to any Stock or as a holder with respect to other securities, if any, issuable pursuant to any such Award until the date a stock certificate evidencing such Stock or other evidence of ownership is issued to such Participant or until the Participant's ownership of such Stock shall have been entered into the books of the registrar in the case of uncertificated shares.

6.8

Termination of a Participant.  For all purposes under this Article, and unless otherwise determined by the Committee in a Performance Grant Agreement, Participants who have terminated their employment with the Company prior to the actual payment of an Award for any reason (including but not limited to death, Retirement or Disability) shall Forfeit any and all rights to payment under any Awards then outstanding under the terms of this Article and shall not be entitled to any payment for the performance period.

ARTICLE VII
MISCELLANEOUS PROVISIONS

7.1

Nontransferability.  No Award under the Plan shall be transferable by the Participant other than by will or the laws of descent and distribution; provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant, and to receive any property distributable, with respect to any Award upon the death of the Participant and the Committee may, in its sole discretion, permit the transfer or an Award to a Permitted Transferee subject to all the terms and conditions of the Award.  Except as provided in Section 4.7, all Options shall be exercisable during the Participant’s lifetime only by such Participant or such Participant’s Personal Representative.  Any transfer contrary to this Section 7.1 will nullify the Award.

7.2

Amendments.  The Committee may at any time discontinue granting Awards under the Plan.  The Board may at any time amend the Plan or amend any outstanding Award Agreement for the purpose of satisfying the requirements of any changes in applicable laws or regulations or for any other purpose which may at the time be permitted by law; provided that no such amendment shall be permissible if it would result in Rule 16b-3 under the Exchange Act becoming inapplicable to any Award.  Notwithstanding the foregoing or any provision of an Award to the contrary, the Committee may at any time (without the consent of any Participant) modify, amend or terminate any or all of the provisions of an Award to the extent necessary to conform the provisions of the Award with Section 162(m), Section 409A or any other provision of the Code or other applicable law, the regulations issued thereunder or an exception thereto, regardless of whether such modification, amendment or termination of the Award shall adversely affect the rights of a Participant.

7.3

Termination.  The Board may terminate the Plan at any time prior to its scheduled expiration date, but no such termination shall adversely affect the rights of any Participant under any Award theretofore granted in which such Participant has a vested interest without such Participant’s written consent.

7.4

Nonuniform Determinations.  The Committee’s determinations under the Plan, including without limitation (i) the determination of the Key Personnel and Directors to receive Awards, (ii) the form, amount and timing of such Awards, (iii) the terms and provisions of such Awards and (iv) the Award Agreements evidencing the same, need not be uniform and may be made by it selectively among Key Personnel and Directors who receive, or who are eligible to receive, Awards under the Plan, whether or not such Key Personnel or Directors are similarly situated.

7.5

No Right to Employment.  Neither the action of the Board in establishing the Plan nor any action taken by the Committee under the Plan, nor any provision of the Plan, shall be construed as giving to any person the right to be retained in the employ, or as an Officer or Director, of, or as an independent contractor or consultant to, the Company or any Subsidiary.

7.6

Changes in Stock.  In the event of any dividend (other than a regular cash dividend) or other distribution (whether in the form of cash, Stock, other Company securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Stock or other Company securities, issuance of warrants or other rights to purchase Stock or other Company securities or other similar corporate transaction in which the Company is the surviving corporation or other event that affects the Stock such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, the number and kind of shares of stock or securities of the Company to be subject to the Plan and to Awards then outstanding or to be awarded thereunder, the maximum number of shares of Stock or other securities which may be issued on the exercise of Options granted under the Plan, the Option Price and other relevant provisions shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons; provided, however, with respect to any Award subject to Section 162(m) or Section 409A, any such adjustment shall be authorized only to the extent that such adjustment would not cause the Award to fail to comply with Section 162(m) or Section 409A.  In the event of a transaction in which the Company is not the surviving entity, or any other transaction in which the shareholders of the Company exchange their shares of stock in the Company for stock or equity securities of another company, or in the event of complete liquidation or dissolution of the Company, or in the case of a tender offer accepted by the Board, all outstanding Awards shall thereupon terminate, provided that the Committee may, prior to the effective date of any such transaction, either (i) make all outstanding Awards immediately exercisable or vested or (ii) arrange to have the surviving entity grant to the Participants replacement awards on terms which the Board shall determine to be fair and reasonable.  The Committee, in its sole discretion and to the extent not inconsistent with Section 7.7 hereof, may determine that, in the event of a transaction in which the Company is not the surviving entity, each outstanding Award shall terminate within a specified number of days after notice to the Participant, and such Participant shall receive, with respect to each such Award, cash or other property, including securities of any entity acquiring the Company, in an amount equal to the Fair Market Value of such Award (if any) as determined by the Committee in its sole discretion.

7.7

Compliance with Code Section 409A.  Notwithstanding any provision of the Plan or an Award Agreement to the contrary, if any Award or benefit provided under this Plan is subject to the provisions of Section 409A, the provisions of the Plan and any applicable Award Agreement shall be administered, interpreted and construed in a manner necessary to comply with Section 409A or an exception thereto (or disregarded to the extent such provision cannot be so administered, interpreted or construed).  The following provisions shall apply, as applicable:

(i)

If a Participant is a Specified Employee and a payment subject to Section 409A (and not excepted therefrom) to the Participant is due upon Separation from Service, such payment shall be delayed for a period of six (6) months after the date the Participant Separates from Service (or, if earlier, the death of the Participant).  Any payment that would otherwise have been due or owing during such six-month period will be paid immediately following the end of the six-month period in the month following the month containing the 6-month anniversary of the date of termination unless another compliant date is specified in the applicable Award Agreement.

(ii)

For purposes of Section 409A, and to the extent applicable to any Award or benefit under the Plan, it is intended that distribution events qualify as permissible distribution events for purposes of Section 409A and shall be interpreted and construed accordingly. With respect to payments subject to Section 409A, the Company reserves the right to accelerate and/or defer any payment to the extent permitted and consistent with Section 409A. Whether a Participant has Separated from Service or employment will be determined based on all of the facts and circumstances and, to the extent applicable to any Award or benefit, in accordance with the guidance issued under Section 409A.  For this purpose, a Participant will be presumed to have experienced a Separation from Service when the level of bona fide services performed permanently decreases to a level less than twenty percent (20%) of the average level of bona fide services performed during the immediately preceding thirty-six (36) month period or such other applicable period as provided by Section 409A.

(iii)

The Committee, in its discretion, may specify the conditions under which the payment of all or any portion of any Award may be deferred until a later date. Deferrals shall be for such periods or until the occurrence of such events, and upon such terms and conditions, as the Board shall determine in its discretion, in accordance with the provisions of Section 409A, the regulations and other binding guidance promulgated thereunder; provided, however, that no deferral shall be permitted with respect to Options and other stock rights subject to Section 409A.  An election shall be made by filing an election with the Company (on a form provided by the Company) on or prior to December 31st of the calendar year immediately preceding the beginning of the calendar year (or other applicable service period) to which such election relates (or at such other date as may be specified by the Board to the extent consistent with Section 409A) and shall be irrevocable for such applicable calendar year (or other applicable service period).

(iv)

The grant of Options and other stock rights subject to Section 409A shall be granted under terms and conditions consistent with Treas. Reg. § 1.409A-1(b)(5) such that any such Award does not constitute a deferral of compensation under Section 409A.  Accordingly, any such Award may be granted to employees and other service providers of the Company or any Subsidiary and affiliates in which the Company has a controlling interest.  In determining whether the Company has a controlling interest, the rules of Treas. Reg. § 1.414(c)-2(b)(2)(i) shall apply; provided that the language “at least 50 percent” shall be used instead of “at least 80 percent” in each place it appears; provided, further, where legitimate business reasons exist (within the meaning of Treas. Reg. § 1.409A-1(b)(5)(iii)(E)(i)), the language “at least 20 percent” shall be used instead of “at least 80 percent” in each place it appears.  The rules of Treas. Reg. §§ 1.414(c)-3 and 1.414(c)-4 shall apply for purposes of determining ownership interests.

(v)  In no event shall any member of the Board, the Committee or the Company or any Subsidiary (or their employees, officers or directors) have any liability to any Participant (or any other Person) due to the failure of an Award to satisfy the requirements of Section 409A.

7.8

Tax Withholding.  Whenever Stock is to be delivered to a Participant upon exercise of an Option, the award of a Restricted Stock Award, the vesting of a Restricted Stock Unit or otherwise, the Company may (i) require such Participant to remit to the Company an amount in cash sufficient to satisfy all federal, state and local tax withholding requirements related thereto, (ii) withhold such required withholding from compensation otherwise due to such Participant, (iii) do any combination of the foregoing, or (iv) employ any other acceptable method approved by the Company to facilitate the required withholding, provided such approach is permissible under applicable securities and other laws.  Notwithstanding anything in this Plan to the contrary, the Committee may, in its discretion, permit a Participant (or any beneficiary or person entitled to act) to elect to pay a portion or all of the amount requested by the Company for such taxes with respect to such Award, at such time and in such manner as the Committee shall deem to be appropriate (including, but not limited to, by authorizing the Company to withhold, or agreeing to surrender to the Company on or about the date such tax liability is determinable, Stock, or property, other securities or property, or other forms of payment, or any combination thereof, owned by such person or a portion of such forms of payment that would otherwise be distributed, or have been distributed, as the case may be, pursuant to such Award to such person, having a market value equal to the amount of such taxes); provided, however, any broker-assisted cashless exercise shall comply with the requirements of Financial Accounting Standards Board, Accounting Standards Codification, Topic 718 (or any successor provision) and any withholding satisfied through a net-settlement shall be limited to the minimum statutory withholding requirements.  No such arrangement shall be permitted that is an impermissible loan to executive officers or directors under Section 402 of Sarbanes-Oxley Act of 2002.

7.9

Delivery of Shares.  The Company shall not be obligated to deliver any Stock upon the grant, exercise or payment of an Award unless and until, in the opinion of the Company’s counsel, all applicable federal, state and other laws and regulations have been complied with.  In the event the outstanding Stock is at the time listed on any stock exchange, no delivery shall be made unless and until the shares to be delivered have been listed or authorized to be added to the list upon official notice of issuance on such exchange.  No delivery shall be made until all other legal matters in connection with the issuance and delivery of Stock have been approved by the Company’s counsel.  Without limiting the generality of the foregoing, the Company may require from the Participant or other person purchasing shares of Stock under the Plan such investment representation or such agreement, if any, as counsel for the Company may consider necessary in order to comply with the Securities Act of 1933, as amended, and the regulations thereunder, or any other applicable law.  Certificates evidencing the shares may be required to bear a restrictive legend.  A stop transfer order may be required to be placed with the transfer agent, and the Company may require that the Participant or such other person agree that any sale of the shares will be made only on one or more specified stock exchanges or in such other manner as permitted by the Committee.

7.10

Status.  A Participant’s status as Key Personnel or a Director shall be made exclusively by the Committee and determined for each Award as of the date the Award is granted to the Participant, and such determination shall be final and conclusive absent manifest error.

7.11

Unfunded.  This Plan shall be unfunded.  The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under this Plan, and rights to the payment of Awards shall be no greater than the rights of the Company’s general creditors.

7.12

Acceptance of Actions/Determinations.  By accepting any Award or other benefit under this Plan, each Participant (and each person claiming under or through such Participant) shall be conclusively deemed to have indicated such Participant’s acceptance and ratification of, and consent to, any action taken or determinations made under this Plan by the Company, the Board or the Committee.

7.13

Governing Law. The validity, construction, interpretation, administration and effect of this Plan, and of its rules and regulations, and rights relating to this Plan and to Awards granted under this Plan, shall be governed by the substantive laws of the Commonwealth of Pennsylvania without regard to its choice or conflicts of laws principles.  If any provision of this Plan or any Award is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of this Plan or any Award, but such provision shall be fully severable, and this Plan or Award, as applicable, shall be construed and enforced as if the illegal or invalid provision had never been included in this Plan or Award, as applicable.

This amendment and restatement of the L. B. Foster Company 2006 Omnibus Incentive Plan is effective as of the Effective Date.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c*o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

L.B. FOSTER COMPANY 415 HOLIDAY DRIVE PITTSBURGH, PA 15220-2729 ATTN: INVESTOR RELATIONS

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends that you vote FOR the following:				For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except ” and write the number(s) of the nominee(s) on the line below.
				All	All	Except

1	Election of Directors			0	0	0
	Nominees:

	01)	Lee B. Foster II	02)	Stan L. Hasselbusch	03)	Peter McIlroy II	04)	G. Thomas McKane	05)	Diane B. Owen
	06)	William H. Rackoff	07)	Suzanne B. Rowland

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.									For	Against	Abstain
2	Ratify appointment of Ernst & Young LLP as the Company’s independent registered public accountants for 2011.								0	0	0

3	Approve the amendments to the Company's 2006 Omnibus Incentive Plan, as Amended and Restated.								0	0	0

4	Approve by advisory vote, the compensation paid to the Company's named executive officers.								0	0	0

The Board of Directors recommends you vote 1 YEAR on the following proposal:								1 year	2 years	3 years	Abstain
5	To recommend, by non-binding vote, the frequency of future advisory votes on executive compensation.							0	0	0	0

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]				Date		Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, 2010 Annual Report to Shareholders is/are available at www.proxyvote.com.

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ANNUAL MEETING OF SHAREHOLDERS
May 18, 2011
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD
OF DIRECTORS

The shareholder(s) hereby appoint Lee B. Foster II and Stan L. Hasselbusch, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of L. B. Foster Company that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 11:00 AM, Eastern Daylight Time on May 18, 2011, at the Company’s headquarters, 415 Holiday Drive, Pittsburgh, PA 15220, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE TO THE BOARD OF DIRECTORS AND “FOR” PROPOSALS 2, 3 AND 4 AND “FOR” 1 YEAR ON PROPOSAL 5.

PLEASE MARK, SIGN, DATE AND RETURN THIS CARD USING THE ENCLOSED REPLY ENVELOPE

*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to Be Held on May 18, 2011

Meeting Information
L.B. FOSTER COMPANY	Meeting Type: Annual Meeting
For holders as of: March 23, 2011
	Date: May 18, 2011	Time: 11:00 AM EDT
Location: L.B. Foster Company
415 Holiday Drive
L.B. FOSTER COMPANY 415 HOLIDAY DRIVE PITTSBURGH, PA 15220-2729 ATTN: INVESTOR RELATIONS	Pittsburgh, PA 15220-2729

You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions

— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:
1. Notice & Proxy Statement 2. 2010 Annual Report to Shareholders
How to View Online:
Have the information that is printed in the box marked by the arrow		XXXX XXXX XXXX	(located on the
following page) and visit:www.proxyvote.com
How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:
1) BY INTERNET: www.proxyvote.com
2) BY TELEPHONE: 1-800-579-1639
3) BY E-MAIL*: sendmaterial@proxyvote.com
* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box
marked by the arrow	XXXX XXXX XXXX	(located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 04, 2011 to facilitate timely delivery.

— How to Vote —

Please Choose One of the Following Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by5 the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box
marked by the arrow	XXXX XXXX XXXX	available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting Items
The Board of Directors recommends you vote FOR the following:

1.	Election of Directors
Nominees
01	Lee B. Foster II	02	Stan L. Hasselbusch	03	Peter McIlroy II	04	G. Thomas McKane	05	Diane B. Owen
06	William H. Rackoff	07	Suzanne B. Rowland

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

2.	Ratify appointment of Ernst & Young LLP as the Company’s independent registered public accountants for 2011.

3.	Approve the amendments to the Company's 2006 Omnibus Incentive Plan, as Amended and Restated.

4.	Approve by advisory vote, the compensation paid to the Company's named executive officers.

The Board of Directors recommends you vote 1 YEAR on the following proposal:

5.	To recommend, by non-binding vote, the frequency of future advisory votes on executive compensation.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.